                                                                    EXHIBIT (4e)


                                  $250,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   DATED AS OF

                                JANUARY 31, 2002

                                      AMONG



                              RUSSELL CORPORATION,

                             RUSSELL EUROPE LIMITED,

                             THE BANKS LISTED HEREIN



                              WACHOVIA BANK, N.A.,

                             AS ADMINISTRATIVE AGENT

                SUNTRUST BANK (FORMERLY SUNTRUST BANK, ATLANTA),

                              AS SYNDICATION AGENT

                           FIRST UNION NATIONAL BANK,

                             AS DOCUMENTATION AGENT

                                       AND

                           WACHOVIA SECURITIES, INC.,

                                AS LEAD ARRANGER

                                TABLE OF CONTENTS

                                CREDIT AGREEMENT


ARTICLE I. DEFINITIONS............................................................................................   1

         Section 1.01.              Definitions...................................................................   1

         Section 1.02.              Accounting Terms and Determinations..........................................   19

         Section 1.03.              References...................................................................   19

         Section 1.04.              Use of Defined Terms.........................................................   19

         Section 1.05.              Terminology..................................................................   19

         Section 1.06.              Other Definitional Provisions................................................   19

ARTICLE II. THE CREDITS..........................................................................................   20

         Section 2.01.              Commitments to Lend Syndicated Loans and Swing Loans.........................   20

         Section 2.02.              Method of Borrowing Syndicated Loans and Swing Loans.........................   23

         Section 2.03.              [Reserved]...................................................................   25

         Section 2.04.              Continuation and Conversion Elections........................................   25

         Section 2.05.              Notes........................................................................   26

         Section 2.06.              Maturity of Loans............................................................   26

         Section 2.07.              Interest Rates...............................................................   26

         Section 2.08.              Fees.........................................................................   28

         Section 2.09.              Optional Termination or Reduction of Commitments.............................   29

         Section 2.10.              Mandatory Reduction and Termination of Commitments...........................   29

         Section 2.11.              Optional Prepayments.........................................................   29

         Section 2.12.              Mandatory Prepayments........................................................   29

         Section 2.13.              General Provisions as to Payments............................................   30

         Section 2.14.              Computation of Interest and Fees.............................................   32



         Section 2.15.              Letters of Credit............................................................   32

ARTICLE III. CONDITIONS TO BORROWINGS............................................................................   35

         Section 3.01.              Conditions to Effectiveness of the Amended and Restated Credit Agreement.....   35

         Section 3.02.              Conditions to All Extensions of Credit.......................................   36

ARTICLE IV. REPRESENTATIONS AND WARRANTIES.......................................................................   37

         Section 4.01.              Corporate Existence and Power................................................   37

         Section 4.02.              Corporate and Governmental Authorization; No Contravention...................   37

         Section 4.03.              Binding Effect...............................................................   37

         Section 4.04.              Financial Information........................................................   37

         Section 4.05.              No Litigation................................................................   38

         Section 4.06.              Compliance with ERISA........................................................   38

         Section 4.07.              Compliance with Laws; Payment of Taxes.......................................   38

         Section 4.08.              Subsidiaries.................................................................   38

         Section 4.09.              Investment Company Act.......................................................   39

         Section 4.10.              Public Utility Holding Company Act...........................................   39

         Section 4.11.              Ownership of Property; Liens.................................................   39

         Section 4.12.              No Default...................................................................   39

         Section 4.13.              Full Disclosure..............................................................   39

         Section 4.14.              Environmental Matters........................................................   39

         Section 4.15.              Capital Stock................................................................   40

         Section 4.16.              Margin Stock.................................................................   40

         Section 4.17.              Insolvency...................................................................   40

         Section 4.18.              Insurance....................................................................   41

ARTICLE V. COVENANTS.............................................................................................   41

         Section 5.01.              Information..................................................................   41



         Section 5.02.              Inspection of Property, Books and Records....................................   43

         Section 5.03.              Maintenance of Existence.....................................................   43

         Section 5.04.              [Reserved]...................................................................   43

         Section 5.05.              Consolidations, Mergers and Sales of Assets..................................   43

         Section 5.06.              Use of Proceeds..............................................................   44

         Section 5.07.              Compliance with Laws; Payment of Taxes.......................................   44

         Section 5.08.              Insurance....................................................................   44

         Section 5.09.              Change in Fiscal Year........................................................   45

         Section 5.10.              Maintenance of Property......................................................   45

         Section 5.11.              Environmental Notices........................................................   45

         Section 5.12.              Environmental Matters........................................................   45

         Section 5.13.              Environmental Release........................................................   45

         Section 5.14.              Transactions with Affiliates.................................................   45

         Section 5.15.              Restricted Payments..........................................................   45

         Section 5.16.              Investments..................................................................   46

         Section 5.17.              Permitted Liens and Debt.....................................................   46

         Section 5.18.              Restrictive Agreements.......................................................   48

         Section 5.19.              [Reserved]...................................................................   49

         Section 5.20.              Debt/EBITDA Ratio............................................................   49

         Section 5.21.              Minimum Consolidated Net Worth...............................................   49

         Section 5.22.              Debt Service Coverage Ratio..................................................   49

         Section 5.23.              Capital Expenditures.........................................................   50

ARTICLE VI. DEFAULTS.............................................................................................   51

         Section 6.01.              Events of Default............................................................   51

         Section 6.02.              Notice of Default............................................................   54



         Section 6.03.              Cash Collateral..............................................................   54

ARTICLE VII. THE ADMINISTRATIVE AGENT............................................................................   54

         Section 7.01.              Appointment; Powers and Immunities...........................................   54

         Section 7.02.              Reliance by Administrative Agent.............................................   55

         Section 7.03.              Defaults.....................................................................   55

         Section 7.04.              Rights of Administrative Agent and its Affiliates as a Bank..................   55

         Section 7.05.              Indemnification..............................................................   56

         Section 7.06.              Consequential Damages........................................................   56

         Section 7.07.              Payee of Note Treated as Owner...............................................   56

         Section 7.08.              Nonreliance on Administrative Agent and Other Banks..........................   57

         Section 7.09.              Failure to Act...............................................................   57

         Section 7.10.              Resignation or Removal of Administrative Agent...............................   57

ARTICLE VIII. CHANGE IN CIRCUMSTANCES; COMPENSATION..............................................................   58

         Section 8.01.              Basis for Determining Interest Rate Inadequate or Unfair.....................   58

         Section 8.02.              Illegality...................................................................   58

         Section 8.03.              Increased Cost and Reduced Return............................................   59

         Section 8.04.              Base Rate Loans or Other Fixed Rate Loans Substituted for
                                     Affected Fixed Rate Loans...................................................   60

         Section 8.05.              Compensation.................................................................   61

         Section 8.06.              Failure to Pay in Foreign Currency...........................................   61

         Section 8.07.              Judgment Currency............................................................   62

         Section 8.08.              Replacement of Banks.........................................................   62

ARTICLE IX. MISCELLANEOUS........................................................................................   62

         Section 9.01.              Notices......................................................................   62

         Section 9.02.              No Waivers...................................................................   63

         Section 9.03.              Expenses; Documentary Taxes..................................................   63



         Section 9.04.              Indemnification..............................................................   63

         Section 9.05.              Setoff; Sharing of Setoffs...................................................   64

         Section 9.06.              Amendments and Waivers.......................................................   65

         Section 9.07.              No Margin Stock Collateral...................................................   66

         Section 9.08.              Successors and Assigns.......................................................   66

         Section 9.09.              Confidentiality..............................................................   68

         Section 9.10.              Representation by Banks......................................................   68

         Section 9.11.              Obligations Several..........................................................   68

         Section 9.12.              Georgia Law..................................................................   68

         Section 9.13.              Severability.................................................................   68

         Section 9.14.              Interest.....................................................................   68

         Section 9.15.              Interpretation...............................................................   69

         Section 9.16.              Waiver of Jury Trial; Consent to Jurisdiction................................   69

         Section 9.17.              Counterparts.................................................................   70

         Section 9.18.              Source of Funds -- ERISA.....................................................   70

         Section 9.19.              European Economic and Monetary Union.........................................   70

         Section 9.20.              [Reserved]...................................................................   72

         Section 9.21.              Existing Credit Agreement; Effectiveness of Amendment and Restatement........   72


EXHIBIT A-1     Form of Syndicated Dollar Loan Note

EXHIBIT A-2     Form of Swing Loan Note

EXHIBIT A-3     [Reserved]

EXHIBIT A-4     Form of Foreign Currency Loan Note for Russell Corporation

EXHIBIT A-5     Form of Foreign Currency Loan Note for Russell Europe Limited

EXHIBIT B       [Reserved]

EXHIBIT C       [Reserved]

EXHIBIT D       Form of Assignment and Acceptance

EXHIBIT E-1     Form of Notice of Borrowing

EXHIBIT E-2     Form of Notice of Continuation or Conversion

EXHIBIT F       Form of Compliance Certificate

EXHIBIT G       [Reserved]

EXHIBIT H       [Reserved]

EXHIBIT I       [Reserved]

EXHIBIT J       [Reserved]

EXHIBIT K       [Reserved]

EXHIBIT L       Form of Guaranty

EXHIBIT M       Form of Consent and Confirmation

Schedule 4.08   Subsidiaries

Schedule 5.05   Assets Held for Sale

Schedule 5.17   Permitted Liens and Debts

Schedule 5.18   Restrictive Agreements

                      AMENDED AND RESTATED CREDIT AGREEMENT

                  AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 31, 2002, among RUSSELL CORPORATION, RUSSELL EUROPE LIMITED, the BANKS listed on the signature pages hereof, WACHOVIA BANK, N.A., as Administrative Agent, SUNTRUST BANK (formerly SunTrust Bank, Atlanta), as Syndication Agent and FIRST UNION NATIONAL BANK, as Documentation Agent.

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, to provide financing for Russell Corporation and Russell Europe Limited, Russell Corporation, Russell Europe Limited, the Banks named therein, Wachovia Bank, N.A., as administrative agent, SunTrust Bank, Atlanta, as syndication agent and First Union National Bank, as documentation agent entered into a Credit Agreement, dated as of October 15, 1999, as amended by the First Amendment, dated as of July 15, 2001, the Second Amendment, dated as of September 17, 2001 and the Third Amendment, dated as of December 14, 2001 and as further amended by that certain Letter Agreement dated October 15, 2001 entered into by, among others, the parties hereto (the "Existing Credit Agreement");

                  WHEREAS, the parties to the Existing Credit Agreement have agreed to amend and restate the Existing Credit Agreement in its entirety;

                  NOW, THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto hereby agree to amend and restate the Existing Credit Agreement in its entirety as follows:

                                   ARTICLE I.

                                  DEFINITIONS

                  SECTION 1.01. DEFINITIONS. The terms as defined in this
Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

                  "Adjusted IBOR Rate" has the meaning set forth in Section 2.07(d).

                  "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

                  "Administrative Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

                  "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Aggregate Commitments" means at any time the aggregate amount of the Commitments of all Banks at such time.

                  "Agreement" means this Amended and Restated Credit Agreement, together with all amendments and supplements hereto.

                  "Application" means an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

                  "Applicable Margin" has the meaning set forth in Section 2.07(a).

                  "Arranger's Letter Agreement" means that certain letter agreement, dated as of August 27, 1999, between the Borrower and Wachovia Securities, Inc., as Lead Arranger, relating to the structure of the Loans, and certain fees from time to time payable by the Borrower to Wachovia Securities, Inc., as arranger, and to the Administrative Agent, together with all amendments and supplements thereto.

                  "Assignee" has the meaning set forth in Section 9.08(c).

                  "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in the form attached hereto as Exhibit D.

                  "Authority" has the meaning set forth in Section 8.02.

                  "Available Commitment" as to any Bank at any time, an amount equal to the excess, if any, of (a) such Bank's Commitment then in effect over
(b) such Bank's Revolving Extensions of Credit then outstanding.

                  "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and permitted assigns.

                  "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

                  "Base Rate Loan" means a Loan which bears or is to bear interest at a rate based upon the Base Rate, and is to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Notice of Continuation or Conversion, Section 2.02(f), or Article VIII, as applicable.

                  "Borrower" means (i) Russell Corporation, an Alabama (or, if subsequently applicable, a Delaware) corporation, and its successors and its permitted assigns and, (ii) only in connection with Foreign Currency Borrowings and Foreign Currency Loans, means either or both, as the context shall require, of Russell Corporation and Russell Europe Limited, it being understood and agreed that either Russell Corporation or Russell Europe Limited, or both of them (as to different Foreign Currency Borrowings), may borrow Foreign Currency Loans within the limits set forth in Section 2.01(a), but Russell Europe Limited shall have liability only for Foreign Currency Loans borrowed by it, and shall have no liability on any Foreign Currency Loans, Syndicated Dollar Loans or Swing Loans made to Russell Corporation.

                  "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower (i) at the same time by all of the Banks, in the case of a Syndicated Borrowing or (ii) by Wachovia, for Swing Loans. A Borrowing is a "Syndicated Borrowing" if such Loans are made pursuant to Section 2.01(a) or a "Swing Loan Borrowing" if such Loan is made pursuant to Section 2.01(b). A Borrowing is a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans, or a "Base Rate Borrowing" if such Loans are Base Rate Loans, or a "Transaction Rate Borrowing" if such Loans are Transaction Rate Loans. A Borrowing is a "Dollar Borrowing" if such Loans are Base Rate Loans or Euro-Dollar Loans. A Borrowing is a "Foreign Currency Borrowing" if such Loans are Foreign Currency Loans.

                  "Bridge Letter Agreement" means that certain Letter Agreement, dated July 3, 2001, among Russell, Wachovia and Wachovia Securities, Inc.

                  "Capital Expenditures", for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital or synthetic lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period and including incremental increases to existing capital leases and synthetic leases during such period) which are required to be capitalized under GAAP on a balance sheet of such Person.

                  "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.ss. 9601 et. seq. and its implementing regulations and amendments.

                  "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

                  "Change of Law" shall have the meaning set forth in Section 8.02.

                  "Chase" means JPMorgan Chase Bank (successor to The Chase Manhattan Bank).

                  "Clean-Down Amount" shall have the meaning set forth in clause
(iii) of Section 2.01(a).

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

                  "Collateral Agent" means Wachovia Bank, N.A., in its capacity as collateral agent under the Intercreditor Agreement and the other Security Documents, together with its successors in such capacity.

                  "Collateral Agent Fee Letter" means the Letter Agreement, dated as of December 14, 2001, between the Borrower and the Collateral Agent.

                  "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages hereof, and (ii) as to any Bank which enters into any Assignment and Acceptance (whether as transferor Bank or as Assignee thereunder), the amount of such Bank's Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to Sections 2.09 and 2.10.

                  "Compliance Certificate" has the meaning set forth in Section 5.01(c).

                  "Consolidated EBIT" means at any time the sum of the following, determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries, at the end of each Fiscal Quarter, for the Fiscal Quarter just ended and the 3 immediately preceding Fiscal Quarters: (i) Consolidated Net Income; plus (ii) Consolidated Interest Expense; plus (iii) taxes on income; and (iv) all Restructuring Charges.

                  "Consolidated EBITDA" means at any time the sum of the following, determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries, at the end of each Fiscal Quarter, for the Fiscal Quarter just ended and the 3 immediately preceding Fiscal Quarters (and with respect to any acquisition which is made during such four Fiscal Quarter Period, the Consolidated Subsidiary acquired in such acquisition shall be included as if it had been a Consolidated Subsidiary prior to the commencement of such four Fiscal Quarter Period): (i) Consolidated EBIT; plus (ii) depreciation; plus
(iii) amortization; plus (iv) other non-cash charges without duplication of Restructuring Charges, minus (v) all cash payments during such period relating to non-cash charges which were added back in the determination of Consolidated EBITDA in any prior period.

                  "Consolidated Fixed Charges" means, for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) provision for cash income and franchise taxes made by the Borrower or any of its Subsidiaries on a consolidated basis in respect of such period, (c) scheduled payments made during such period on account of principal of Debt of the Borrower or any of its Subsidiaries and (d) Restricted Payments paid by the Borrower or any Consolidated Subsidiary in cash during such period in respect of Capital Stock of the Borrower other than Restricted Payments paid by a Consolidated Subsidiary to the Borrower or another Consolidated Subsidiary.

                  "Consolidated Interest Expense" for any period means interest, whether expensed or capitalized (but in the case of capitalization, limited to the portion of capitalized interest allocable to such period), in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such period determined on a consolidated basis in accordance with GAAP (provided that if any Consolidated Subsidiary was acquired during such period, Consolidated Interest Expense shall be adjusted to take into account the interest expense of such Consolidated Subsidiary assuming for such purposes that
(a) such Consolidated Subsidiary was acquired prior to the commencement of such period and (b) that the Debt of such acquired Consolidated Subsidiary accrued interest as if such Debt was outstanding hereunder).

                  "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Consolidated Subsidiary in the unremitted earnings or losses of any Person that is not a Consolidated Subsidiary during such period.

                  "Consolidated Net Worth" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

                  "Consolidated Total Debt" means, at any date, without duplication, the sum of (a) all Debt of the Borrower and its Consolidated Subsidiaries at such date which would, in conformity with GAAP, be included on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, plus, without duplication, all Debt of Elcatex Guaranteed by the Borrower or any of its Consolidated Subsidiaries.

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

                  "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money (including, without limitation the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation),
(vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument (whether drawn or undrawn), (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all net obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any) and (x) all Debt of others Guaranteed by such Person (including, without limitation, the Debt of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, other than non-recourse Debt of such partnership or unincorporated joint venture).

                  "Debt/EBITDA Ratio" means at any time the ratio of (i) Consolidated Total Debt to (ii) Consolidated EBITDA.

                  "Debt Service Coverage Ratio" for any period of four consecutive Fiscal Quarters, the ratio of (a) Consolidated EBITDA for such period to (b) the sum of (i) Consolidated Interest Expense for such period and
(ii) the aggregate amount of payments on account of principal of Debt of the Borrower or any of its Subsidiaries scheduled to be made during the four consecutive Fiscal Quarters immediately succeeding such period.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

                  "Disposition", with respect to any property, means any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dollars" or "$" means dollars in lawful currency of the United States of America.

                  "Dollar Equivalent" means the Dollar equivalent of the amount of a Foreign Currency Loan, determined by the Administrative Agent on the basis of its spot rate for the purchase of the appropriate Foreign Currency with Dollars.

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

                  "Domestic Subsidiary" means a Subsidiary organized under the laws of a state of the United States of America or the District of Columbia.

                  "Elcatex" means Elasticos Centroamericanos Textiles, S.A. de C.V.

                  "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                  "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

                  "Environmental Judgments and Orders" means all judgments, decrees or orders arising from any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                  "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                  "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                  "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                  "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

                  "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "Euro" has the meaning set forth in Section 9.19.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "Euro-Dollar Loan" means a Loan which bears or is to bear interest at a rate based upon the Adjusted London Interbank Offered Rate, and to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing or Notice of Continuation or Conversion.

                  "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.07(c).

                  "Event of Default" has the meaning set forth in Section 6.01.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions, as reasonably determined by the Administrative Agent.

                  "First Amendment Date" means July 25, 2001.

                  "Fiscal Quarter" means any fiscal quarter of the Borrower.

                  "Fiscal Year" means any fiscal year of the Borrower.

                  "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA for such period less the aggregate amount actually paid by the Borrower and its Consolidated Subsidiaries during such period on account of Capital Expenditures to (b) Consolidated Fixed Charges for such period.

                  "Fixed Rate Borrowing" means a Euro-Dollar Borrowing, a Foreign Currency Borrowing or a Transaction Rate Borrowing, or any one, or more, or all of them, as the context shall require.

                  "Fixed Rate Loans" means Euro-Dollar Loans, Foreign Currency Loans or Transaction Rate Loans, or any one, or more, or all of them, as the context shall require.

                  "Foreign Currencies" means, individually and collectively, as the context shall require, each of the following, if offered and subject to availability, and subject to the provisions of Section 9.19 (i) euros, (ii) British pounds sterling and (iii) at the option of the Banks, any other currency which is freely transferable and convertible into Dollars; provided, however, that no such other currency under this clause (iii) shall be included as a Foreign Currency hereunder, or included in a Notice of Borrowing, unless (x) a Borrower has first submitted a request to the Administrative Agent and the Banks that it be so included, and (y) the Administrative Agent and each of the Banks, in their sole discretion, have agreed to such request.

                  "Foreign Currency Borrowing" has the meaning set forth in the definition of "Borrowing."

                  "Foreign Currency Business Day" shall mean any Domestic Business Day, excluding one on which trading is not carried on by and between banks in deposits of the applicable Foreign Currency in the applicable interbank market for such Foreign Currency.

                  "Foreign Currency Loan" means a Loan to be made as a Foreign Currency Loan pursuant to the applicable Notice of Borrowing, and such term shall include, individually and collectively, as the context shall require, such Loans to Russell Corporation and to Russell Europe Limited.

                  "Foreign Currency Loan Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A-4, as to Russell Corporation, and Exhibit A-5, as to Russell Europe Limited, evidencing the obligation of the Borrower to repay the Foreign Currency Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

                  "FQ1," "FQ2," "FQ3," and "FQ4": when used with a numerical year designation, means the first, second, third or fourth Fiscal Quarters, respectively, of such Fiscal Year of the Borrower (e.g., FQ2 2001 means the second fiscal quarter of the Borrower's 2001 Fiscal Year, which Fiscal Quarter ends July 1, 2001).

                  "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay, or advance or supply funds for the purchase or payment of, such Debt or other obligation, whether arising by virtue of partnership arrangements (including, without limitation, arising solely by virtue of the status of being a general partner in a partnership or participating as a joint venturer in a joint venture), by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise, or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantee and Collateral Agreement" means the Guarantee and Collateral Agreement made by Russell and certain of its Subsidiaries in favor of Collateral Agent, dated as of December 14, 2001.

                  "Guaranty" means the Guaranty Agreement, dated as of October 15, 1999, attached as Exhibit L, executed by Russell Corporation, unconditionally Guaranteeing payment of the Foreign Currency Loans made to and the Foreign Currency Loan Note made by Russell Europe Limited.

                  "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof,
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                  "High-Yield Notes" shall have the meaning set forth in Section 5.17(n).

                  "IBOR" has the meaning set forth in Section 2.07(d).

                  "Intercompany Receivables Agreements" shall mean, collectively, (i) the Amended and Restated Receivables Purchase and Sale Agreement dated as of August 3, 2001 by and between Russell Financial and the Borrower, (ii) the Amended and Restated Receivables Purchase and Sale Agreement dated as of August 3, 2001 by and between Russell Financial and Desoto Mills, Inc. and (iii) the Amended and Restated Receivables Purchase and Sale Agreement dated as of August 3, 2001 by and between Russell Financial and Cross Creek Apparel, LLC, in each case as originally executed or as such agreement may be from time to time supplemented, amended, renewed or extended.

                  "Intercreditor Agreement" means the Intercreditor and Agency Agreement among Collateral Agent and Secured Parties, dated as of December 14, 2001.

                  "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing and Foreign Currency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day or Foreign Currency Business Day shall be extended to the next succeeding Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, unless such Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

                  (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date; and

                  (2) with respect to each Transaction Rate Borrowing, any period up to 14 days mutually agreeable to the Borrower and Wachovia which ends on or prior to the Termination Date.

                  "Investment" means any investment in any Person, whether by means of (i) purchase or acquisition of all or substantially all of the assets of such Person (or of a division or line of business of such Person), including, without limitation, any Permitted Acquisition, (ii) purchase or acquisition of obligations or securities of such Person, including, without limitation, any Permitted Acquisition, (iii) capital contribution to such Person, (iv) loan or advance to such Person, (v) making of a time deposit with such Person, (vi) Guarantee or assumption of any obligation of such Person or (vii) by any other means, but excluding (x) trade advances in the ordinary course of the Borrower's business in accordance with historical practices existing on the Original Closing Date and (y) special extensions or renewals of credit made in accordance with the Borrower's credit policies to customers in troubled financial condition in order to maximize the Borrower's anticipated recovery or to protect a strategic source of supply or market.

                  "Issuing Bank" means First Union National Bank, in its capacity as issuer of any Letter of Credit.

                  "L/C Commitment" equals $7,500,000.

                  "L/C Obligations" means, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 2.15(e).

                   "L/C Participants" means the collective reference to all the Banks other than the Issuing Bank.

                  "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent. Each Bank may designate a Lending Office for Syndicated Dollar Loans and a different Lending Office for Foreign Currency Loans, and the term "Lending Office" shall in such case mean either such Lending Office, as the context shall require.

                  "Letter Agreements" means the collective reference to the Arranger's Letter Agreement and the Bridge Letter Agreement.

                  "Letters of Credit" has the meaning set forth in Section 2.15(a).

                  "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease, synthetic lease or other title retention agreement relating to such asset.

                  "Loan" means a Base Rate Loan, Euro-Dollar Loan, Syndicated Dollar Loan, Foreign Currency Loan, Swing Loan or Transaction Rate Loan, and "Loans" means Base Rate Loans, Euro-Dollar Loans, Syndicated Dollar Loans, Foreign Currency Loans, Swing Loans, Transaction Rate Loans, or any or all of them, as the context shall require.

                  "Loan Documents" means this Agreement, the Security Documents, the Notes, the Letter Agreements, the Guaranty, any other document evidencing, relating to or securing the Loans delivered by or on behalf of the Borrower, and any other document or instrument delivered by or on behalf of the Borrower from time to time in connection with this Agreement, the Security Documents, the Notes or the Loans, as such documents and instruments may be amended or supplemented from time to time.

                  "London Interbank Offered Rate" has the meaning set forth in
Section 2.07(c).

                  "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

                  "Material Adverse Effect" means, with respect to any event, act, condition, occurrence, cost or expenses of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding, but not including any event, act, condition, occurrence, cost or expense arising out of or relating to (i) the case styled Locke, et al. v. Russell Corporation, et al. or (ii) the Restructuring Program or the Restructuring Charges), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence, occurrences, costs or expenses, whether or not related, that causes a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent, the Collateral Agent, or the Banks against the Borrower under any of the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or
(c) the legality, validity or enforceability of any Loan Document against the Borrower.

                  "Moody's" means Moody's Investor Services, Inc.

                  "Mortgage" means a mortgage, deed of trust, deed to secure debt, or other agreement executed by the Borrower or any of its Subsidiaries to grant and convey to the Collateral Agent a Lien upon any real property of the Borrower or any of its Subsidiaries.

                  "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

                  "National Currency Unit" has the meaning set forth in Section 9.19.

                  "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

                  "Notes" means each of the Syndicated Dollar Loan Notes or Swing Loan Notes, or any or all of them, as the context shall require.

                  "Notice of Borrowing" has the meaning set forth in Section 2.02(a).

                  "Notice of Continuation or Conversion" has the meaning set forth in Section 2.04.

                  "Operating Profits" means, as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

                  "Original Closing Date" means October 15, 1999.

                  "Participant" has the meaning set forth in Section 9.08(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Acquisition" means an acquisition of greater than 50% of the outstanding voting Capital Stock of a Person (or all or substantially all of the assets of a Person or a division or line of business of a Person) so long as: (i) the consideration paid by the Borrower or Subsidiary is capital stock of the Borrower; (ii) the proposed acquisition does not, on a pro forma basis, reduce the Consolidated EBITDA of the Borrower during the four Fiscal Quarters preceding the effective date of such acquisition; (iii) the acquisition does not require a cash investment by the Borrower to support working capital or increased projected Capital Expenditures and (iv) after giving effect to such acquisition, the Borrower is in compliance with the covenants set forth in Sections 5.20, 5.21 and 5.22 herein on a pro forma basis.

                  "Permitted Sale Leasebacks" shall have the meaning set forth in Section 5.05(b).

                  "Person" means an individual, a corporation, a partnership, a limited liability company, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

                  "Prime Rate" refers to that interest rate so denominated, set and published by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

                  "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

                  "Quarterly Payment Date" means each March 31, June 30, September 30 and December 31, or, if any such day is not a Domestic Business Day, the next succeeding Domestic Business Day.

                  "Receivables" means all rights of the Borrower or its Subsidiaries to payment, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the sale of goods or services (including rights under bill and hold arrangements) by the Borrower or its Subsidiary (and including the right to payment of any interest or finance charges and other obligations with respect thereto) and the books and documents related thereto.

                  "Receivables Purchase Agreement" means (i) the Accounts Receivable Purchase Agreement dated as of January 31, 2002 by and among Russell Financial, the Borrower and SunTrust Bank or (ii) any agreement substantially identical to such Accounts Receivable Purchase Agreement, but pursuant to which the Borrower and its relevant Subsidiaries factor Receivables directly without first transferring them to Russell Financial, together in each case with any bill of sale delivered in connection therewith, in each case, as such agreements may be amended, restated, modified or otherwise supplemented with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

                  "Receivables Purchase Documents" means, collectively, the Receivables Purchase Agreement, the Intercompany Receivables Purchase Agreement and any and all other documents executed or delivered in connection with or pursuant to the Receivables Purchase Agreement.

                  "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

                  "Refunding Loan" means a new Syndicated Loan made on the day on which an outstanding Syndicated Loan is maturing or a Base Rate Borrowing is being converted to a Fixed Rate Borrowing, if and to the extent that the proceeds thereof are used for the purpose of paying such maturing Loan or Loan being converted, excluding any difference between the amount of such maturing Loan or Loan being converted and any greater amount being borrowed on such day and actually either being made available to the Borrower pursuant to Section 2.02(c) or remitted to the Administrative Agent as provided in Section 2.13, in each case as contemplated in Section 2.02(d).

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                   "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Reimbursement Obligation" the obligation of the Borrower to reimburse the Issuing Bank pursuant to Section 2.15(e) for amounts drawn under Letters of Credit.

                  "Related Fund" means, with respect to any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Bank.

                  "Reported Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis.

                  "Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 51% of the aggregate outstanding principal amount of the Revolving Extensions of Credit.

                  "Requirement of Law" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Restatement Effective Date" means January 31, 2002.

                  "Restrictive Agreement" means an agreement (other than any of the Loan Documents) that, if and for so long as the Borrower or any Subsidiary is a party thereto, would prohibit, condition or restrict the Borrower's or such Subsidiary's right to incur or repay Debt (including any of the Loans); grant Liens upon any of the Borrower's or such Subsidiary's Properties or other assets, whether real or personal; declare or make Restricted Payments; amend, modify, extend or renew any agreement evidencing Debt (including any of the Loan Documents); or repay any Debt owed by the Borrower to any Subsidiary or by any Subsidiary to the Borrower or another Subsidiary.

                  "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's or any Subsidiary's Capital Stock (except dividends payable in shares of such Capital Stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition by the Borrower or any of its Subsidiaries of (a) any shares of the Borrower's or such Subsidiary's Capital Stock (except shares acquired upon the conversion thereof into other shares of such Capital Stock) or (b) any option, warrant or other right to acquire shares of the Borrower's or such Subsidiary's Capital Stock.

                  "Restructuring Charges" means any and all restructuring, relocation and other unusual charges incurred in connection with the Restructuring Program in Fiscal Years 1998 through 2001, not exceeding $357,000,000 on a pre-tax basis or $233,000,000 on an after-tax basis.

                  "Restructuring Program" means the restructuring program and related plans, including the establishment of a dual corporate headquarters, publicly announced by the Borrower on July 22, 1998, as amended, modified, extended or expanded through the Restatement Effective Date.

                  "Reuters Screen" shall mean, when used in connection with any designated page and the London Interbank Offered Rate or IBOR, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to the London Interbank Offered Rate or IBOR).

                  "Revolving Extensions of Credit" as to any Bank at any time, an amount equal to the sum of (a) the aggregate principal amount of all Syndicated Dollar Loans and the Dollar Equivalent of the Foreign Currency Loans held by such Bank then outstanding, (b) such Bank's Revolving Percentage of the L/C Obligations then outstanding and (c) such Bank's Revolving Percentage of the aggregate principal amount of Swing Loans then outstanding.

                  "Revolving Percentage" as to any Bank at any time, the percentage which such Bank's Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Bank's Syndicated Dollar Loans and Foreign Currency Loans then outstanding constitutes of the aggregate principal amount of the Syndicated Dollar Loans and Foreign Currency Loans then outstanding, provided, that, in the event that the Syndicated Dollar Loans and Foreign Currency Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Banks on a comparable basis.

                  "Russell Family" means, collectively,

                  (a) the lineal descendants (including Persons who have been legally adopted by a lineal descendant) and the spouses of lineal descendants of Benjamin Russell (founder of the Borrower); and

                  (b) the Benjamin and Roberta Russell Foundation, Incorporated; and

                  (c) any trust directly or indirectly controlled by, or for the benefit of, one or more of such Persons described in clause (a) above or directly or indirectly controlled by any corporation or partnership described in clause (d) below; and

                  (d) any corporation or partnership in which voting control as to such entity is held, directly or indirectly, by any one or more of the Persons described in clause (a) above or by such trusts described in clause (c) above; and

                  (e) any Person acting as the executor or administrator of the estate or other legal representative of any Person described in clause (a) above.

                  "Russell Financial" means Russell Financial Services, Inc., a Delaware corporation.

                  "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill, Inc.

                  "Secured Debt" has the meaning given to such term in the Intercreditor Agreement.

                  "Secured Parties" has the meaning given to such term in the Intercreditor Agreement.

                  "Security Documents" means the Intercreditor Agreement, Guarantee and Collateral Agreement, the Collateral Agent Fee Letter and all other security agreements, Mortgages, collateral assignments, and other agreements securing, with the lien granted in favor of Collateral Agent, all of the Secured Debt for the benefit of the Secured Parties.

                  "Stated Term" means the term of the Commitments, which commenced on the Original Closing Date and shall end on October 15, 2004, unless sooner terminated as provided herein.

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

                  "Subsidiary Guarantor" means each Subsidiary of the Borrower that is party to the Guarantee and Collateral Agreement.

                  "Swing Loan" means a Loan made by Wachovia pursuant to Section 2.01(b), which must be a Base Rate Loan or a Transaction Rate Loan.

                  "Swing Loan Note" means the promissory note of the Borrower, substantially in the form of Exhibit A-2, evidencing the obligation of the Borrower to repay the Swing Loans, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

                  "Syndicated Dollar Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A-1, evidencing the obligation of the Borrower to repay the Syndicated Dollar Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Syndicated Dollar Loans" means Base Rate Loans or Euro-Dollar Loans made pursuant to the terms and conditions set forth in Section 2.01.

                  "Syndicated Loans" means Syndicated Dollar Loans and Foreign Currency Loans.

                  "Taxes" has the meaning set forth in Section 2.13(d).

                  "Telerate" means, when used in connection with any designated page and IBOR, the display page so designated on the Telerate service screen (or such other page as may replace that page on that service for the purpose of displaying rates comparable to IBOR).

                  "Termination Date" means whichever is the earlier to occur of
(i) the last day of the Stated Term, (ii) the date that the Commitments are terminated pursuant to Section 6.01 following the occurrence of an Event of Default or (iii) the date that the Borrower terminates the Commitments entirely pursuant to Section 2.09.

                  "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

                  "Total Commitments" at any time, the aggregate amount of the Commitments then in effect.

                  "Total Revolving Extensions of Credit" at any time, the aggregate amount of the Revolving Extensions of Credit of the Banks outstanding at such time.

                  "Transferee" has the meaning set forth in Section 9.08(d).

                  "Transaction Rate" has the meaning set forth in Section 2.01(b)(ii).

                  "Transaction Rate Loan" means a Swing Loan to be made as a Transaction Rate Loan pursuant to Section 2.01(b).

                  "Transaction Rate Request" has the meaning set forth in
Section 2.01(b)(ii).

                  "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

                  "Unused Commitment" means at any date with respect to any Bank, an amount equal to its Commitment less its Revolving Extensions of Credit.

                  "Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors.

                  "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

                  SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan
Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in
Section 4.04).

                  SECTION 1.03. REFERENCES. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

                  SECTION 1.04. USE OF DEFINED TERMS. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

                  SECTION 1.05. TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

                  SECTION 1.06. OTHER DEFINITIONAL PROVISIONS. As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation",
(ii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (iii) references to agreements or instruments shall, unless otherwise specified, be deemed to refer to such agreements or instruments, as the case may be, as amended, supplemented, restated or otherwise modified from time to time.

                                   ARTICLE II.

                                   THE CREDITS

                  SECTION 2.01. COMMITMENTS TO LEND SYNDICATED LOANS AND SWING LOANS.


                  (a) Each Bank (except as to Aliant Bank, with respect to Foreign Currency Loans, as set forth in the last two sentences of this paragraph
(a)) severally agrees, on the terms and conditions set forth herein, to make Syndicated Loans (which may be, at the option of the Borrower and subject to the terms and conditions hereof, Foreign Currency Loans or Syndicated Dollar Loans, and Syndicated Dollar Loans may be Base Rate Loans or Euro-Dollar Loans) to the Borrower (and with respect to Foreign Currency Loans, such Borrower may be either Russell Corporation or Russell Europe Limited) from time to time before the Termination Date; provided that,

                           (i)      immediately after each such
                  Syndicated Loan is made, the sum of (i) the aggregate outstanding principal amount of the Syndicated Dollar Loans and the Dollar Equivalent of the Foreign Currency Loans by such Bank and (ii) such Bank's Revolving Percentage of the L/C
                  Obligations and Swing Loans then outstanding shall not exceed the amount of its Commitment,

                           (ii)     (x) the sum of (a) the aggregate
                  outstanding principal amount of all Syndicated Dollar Loans and Swing Loans of all Banks, (b) the Dollar Equivalent of the Foreign Currency Loans of all Banks and (c) the L/C Obligations shall not exceed the lesser of (1) the aggregate amount of the Commitments and (2) the limitations, if any, on borrowings contained in any agreement or other instrument binding upon the Borrower or any of its Subsidiaries; and (y) the Dollar Equivalent of the aggregate outstanding principal amount of all Foreign Currency Loans shall not exceed $25,000,000, and

                           (iii)    the sum of (i) the aggregate
                  outstanding principal amount of all Syndicated Dollar Loans and Swing Loans of all Banks, (ii) the Dollar Equivalent of the Foreign Currency Loans of all Banks and (iii) the L/C Obligations shall not exceed $185,000,000 (the "Clean-Down Amount") at any time during the period from December 1 through February 28 of each year.

The Dollar Equivalent of each Foreign Currency Loan on the date each Foreign Currency Loan is disbursed pursuant hereto shall be deemed to be the amount of such Foreign Currency Loan outstanding for the purpose of calculating the aggregate outstanding principal amount of the Foreign Currency Loans for purposes of clause (ii) of Section 2.01(a); provided, however, that if at the time of receipt of any Notice of Borrowing, the sum of (a) the aggregate outstanding principal amount of all Syndicated Dollar Loans and Swing Loans of all Banks, (b) the Dollar Equivalent of the aggregate principal amount of the Foreign Currency Loans of all Banks and (c) the L/C Obligations is equal to or greater than 75% of the aggregate amount of all of the

Commitments, then the Dollar Equivalent of each Foreign Currency Loan shall be calculated as of such date, rather than as of the date such Foreign Currency Loans were disbursed, and in the event that, as a result of such calculation, the sum of (a) the aggregate outstanding principal amount of all Syndicated Dollar Loans and Swing Loans of all Banks, (b) the Dollar Equivalent of the aggregate principal amount of the Foreign Currency Loans of all Banks and (c) the L/C Obligations exceeds the aggregate amount of all of the Commitments, then
(1) no additional Borrowings shall be permitted until the payment required by clause (2) below has been made and (2) the Foreign Currency Loans shall be subject to mandatory repayment pursuant to the provisions of Section 2.12(b). Each Syndicated Borrowing under this Section shall be in an aggregate principal amount of (x) $1,000,000 or any larger integral multiple of $500,000, in the case of Base Rate Loans, and (y) $5,000,000 (or the Dollar Equivalent thereof in any Foreign Currency) or any larger integral multiple of $1,000,000 (or the Dollar Equivalent thereof in any Foreign Currency) in the case of Fixed Rate Loans (except in any case that any such Syndicated Borrowing may be in the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.11, prepay Syndicated Loans and reborrow under this Section at any time before the Termination Date. Notwithstanding the foregoing, if there shall occur on or prior to the date of any Foreign Currency Loan any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the opinion of the Administrative Agent make it impracticable to make such Foreign Currency Loan, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, and such Foreign Currency Loan shall be made on such date as Base Rate Loans, unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before such date that it elects not to borrow on such date. Aliant Bank has indicated that it is unable to fund Foreign Currency Loans, and Wachovia and Aliant Bank have agreed that: (i) Wachovia will fund Aliant Bank's ratable share of any Foreign Currency Loan (such share of any Foreign Currency Loan made by Wachovia being the "Aliant Foreign Currency Share"), and Wachovia's Foreign Currency Loan Note shall also evidence such Foreign Currency Loans made on behalf of Aliant Bank; (ii) immediately upon the making of any Foreign Currency Loan by Wachovia, Aliant Bank shall be deemed to have irrevocably and unconditionally purchased and received from Wachovia, without recourse or warranty, a 100% undivided risk participation in such Foreign Currency Loan in the amount of the Aliant Foreign Currency Share; (iii) in the event that the applicable Borrower shall not have repaid any Foreign Currency Loan made by Wachovia as and when it becomes due pursuant hereto, Wachovia shall promptly notify Aliant Bank of such failure, and Aliant Bank shall promptly and unconditionally pay to Wachovia, in Dollars and in same day funds, the Dollar Equivalent of the Aliant Foreign Currency Share of such Foreign Currency Loan, and (iv) if such payment is not promptly made, hold Wachovia harmless and indemnify it as to any loss incurred by Wachovia arising from any change in the value of Dollars in relation to such Foreign Currency between the date such payment became due and the date of payment thereof, and pay to Wachovia interest for such period on the amount of such payment at the Base Rate for the first 3 days and thereafter at the Default Rate.

                  (b)      Swing Loans.


                           (i) In addition to the foregoing, Wachovia shall from time to time, upon the request of the Borrower, if the applicable conditions precedent in Article

                  III have been satisfied, make Swing Loans to the Borrower in an aggregate principal amount at any time outstanding not exceeding $15,000,000; provided that, immediately after such Swing Loan is made, the conditions set forth in clause (ii) of
                  Section 2.01(a) shall have been satisfied. Each Swing Loan Borrowing under this Section 2.01(b) shall be in an aggregate principal amount of $100,000 or any larger multiple of $25,000. Within the foregoing limits, the Borrower may borrow under this Section 2.01(b), prepay and reborrow under this
                  Section 2.01(b) at any time before the Termination Date. All Swing Loans shall be made as Base Rate Loans or, subject to the provisions of clause (ii) below, Transaction Rate Loans.

                           (ii) Swing Loans may be Transaction Rate Loans, if the Administrative Agent shall have determined that such Transaction Rate Loan, including the principal amount thereof, the Interest Period and the Transaction Rate applicable thereto, has been expressly agreed to by the Borrower and Wachovia (such agreement may be obtained by telephone, confirmed promptly to the Administrative Agent in writing) pursuant to the following procedures. If the Borrower desires a Transaction Rate Loan, (a) the Borrower shall provide Wachovia, with a copy to the Administrative Agent, with notice of a request (a "Transaction Rate Request") for a quote for a Transaction Rate Borrowing prior to 1:00 p.m. (Atlanta, Georgia time) on the date (which shall be a Domestic Business
                  Day) of the proposed Transaction Rate Borrowing, which Transaction Rate Request shall include the principal amount and proposed Interest Period of the relevant Transaction Rate Borrowing, (b) prior to 1:30 p.m. (Atlanta, Georgia time) on such date, Wachovia shall furnish the Borrower, with a copy to the Administrative Agent, with its rate quote (a "Transaction Rate Quote") via facsimile transmission, (c) the Borrower shall immediately inform Wachovia and the Administrative Agent of its decision as to whether to request a Transaction Rate Borrowing at the Transaction Rate specified in such Transaction Rate Quote (a "Transaction Rate") (which may be done by telephone and promptly confirmed in writing, and which decision shall be irrevocable), and (d) if the Borrower has so informed Wachovia and the Administrative Agent that it does desire a Transaction Rate Borrowing at the Transaction Rate specified in such Transaction Rate Quote, then by 2:00 p.m. (Atlanta, Georgia time) on the date of such decision, Wachovia shall make such Transaction Rate Borrowing, with interest accruing thereon at such Transaction Rate, available to the Administrative Agent in accordance with the procedures set forth herein. The Administrative Agent shall notify the Banks of any Transaction Rate Borrowing pursuant hereto.

                           (iii) At any time, upon the request of Wachovia, each Bank other than Wachovia shall, on the third Domestic Business Day after such request is made, purchase a participating interest in Swing Loans in an amount equal to its ratable share (based upon its respective Commitment) of such Swing Loans. On such third Domestic Business Day, each Bank will immediately transfer to Wachovia, in immediately available funds, the amount of its participation. Whenever, at any time after Wachovia has received from any such Bank its participating interest in a Swing Loan, the Administrative Agent receives any payment on account thereof, the Administrative Agent will distribute to such Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Administrative Agent is required to be returned, such Bank will return to the Administrative Agent any portion thereof previously distributed by the Administrative Agent to it. Each Bank's obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation: (i) any set-off, counterclaim, recoupment, defense or other right which such Bank or any other Person may have against Wachovia requesting such purchase or any other Person for any reason whatsoever;
                  (ii) the occurrence or continuance of a Default or an Event of Default or the termination of the Commitments; (iii) any adverse change in the condition (financial or otherwise) of the Borrower, the Parent or any other Person; (iv) any breach of this Agreement by the Borrower or any other Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  SECTION 2.02. METHOD OF BORROWING SYNDICATED LOANS AND SWING LOANS.

                  (a) For all Loans other than Transaction Rate Loans, the Borrower shall give the Administrative Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit E-1 (and for Foreign Currency Borrowings, Russell Europe Limited hereby authorizes Russell Corporation to execute and deliver a Notice of Borrowing and a Notice of Continuation or Conversion, as the case may be, in its name, as its agent), prior to (i) 9:30 A.M. (Atlanta, Georgia time) for Base Rate Borrowings which are Syndicated Borrowings, and 1:00 P.M. (Atlanta, Georgia time) for Base Rate Borrowings which are Swing Loan Borrowings, in each case on the same Domestic Business Day of each Base Rate Borrowing, and (ii) 11:00 A.M. (Atlanta, Georgia time) for all Syndicated Borrowings at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing and at least 3 Foreign Currency Business Days before each Foreign Currency Borrowing, specifying:

                           (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Borrowing, a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing and a Foreign Currency Business Day in the case of a Foreign Currency Borrowing

                           (ii)     the aggregate amount of such Borrowing,

                           (iii) whether the Syndicated Loans comprising such Borrowing are to be Base Rate Loans, Euro-Dollar Loans or Foreign Currency Loans, or stating that such Borrowing is to be a Swing Loan Borrowing, and if such Loans are to be Foreign Currency Loans, specifying the Foreign Currency, and

                           (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  (b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and (unless such Borrowing is a Swing Loan Borrowing) of such Bank's ratable share of such Syndicated Borrowing and such Notice of Borrowing, once received by the Administrative Agent, shall not thereafter be revocable by the Borrower.

                  (c) Not later than 11:00 A.M. (Atlanta, Georgia time) on the date of each Syndicated Borrowing, each Bank shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Syndicated Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Administrative Agent at its address determined pursuant to Section 9.01 (or, with respect to Foreign Currency Borrowings, to the Administrative Agent's designated foreign correspondent bank at the address specified by the Administrative Agent), which funds shall be in Dollars, if such Borrowing is a Dollar Borrowing, and in the applicable Foreign Currency, if such Borrowing is a Foreign Currency Borrowing. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address. Unless the Administrative Agent receives notice from a Bank, at the Administrative Agent's address referred to in or specified pursuant to Section 9.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Syndicated Borrowing stating that such Bank will not make a Syndicated Loan in connection with such Syndicated Borrowing, the Administrative Agent shall be entitled to assume that such Bank will make a Syndicated Loan in connection with such Syndicated Borrowing and, in reliance on such assumption, the Administrative Agent may (but shall not be obligated to) make available such Bank's ratable share of such Syndicated Borrowing to the Borrower for the account of such Bank. If the Administrative Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Syndicated Borrowing available on such date, the Administrative Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Administrative Agent after giving the Borrower 2 Domestic Business Days' prior notice thereof), together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Administrative Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that (i) any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank and (ii) until such Bank has paid its ratable share of such Syndicated Borrowing, together with interest pursuant to the foregoing, it will have no interest in or rights with respect to such Syndicated Borrowing for any purpose hereunder. If the Administrative Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the Borrower of such decision. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, Wachovia will make available to the Borrower at Wachovia's Lending Office the amount of any such Borrowing which is a Swing Loan Borrowing.

                  (d) If any Bank makes a new Syndicated Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Syndicated Loan from such Bank, such

Bank shall apply the proceeds of its new Syndicated Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Bank to the Administrative Agent as provided in paragraph (c) of this Section, or remitted by the Borrower to the Administrative Agent as provided in Section 2.13, as the case may be; provided, however, that if the Syndicated Loan which is to be repaid is a Foreign Currency Loan, the foregoing provisions shall apply only if the new Syndicated Loan is to be made in the same Foreign Currency.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, no Fixed Rate Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived, and in such event, all Refunding Loans shall be made as Base Rate Loans (but shall bear interest at the Default Rate, if applicable).

                  (f) In the event that a Notice of Borrowing fails to specify whether the Syndicated Loans comprising such Syndicated Borrowing are to be Base Rate Loans, Euro-Dollar Loans or Foreign Currency Loans, such Syndicated Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Syndicated Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Syndicated Borrowing, and the Borrower fails to repay such Syndicated Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Syndicated Borrowing, a new Syndicated Borrowing shall be deemed to be made on the date such Syndicated Loans mature in an amount equal to the principal amount of the Syndicated Loans so maturing, and the Syndicated Loans comprising such new Syndicated Borrowing shall be Base Rate Loans, which shall be in the Dollar Equivalent of such maturing Loans, if such maturing Loans were Foreign Currency Loans.

                  (g) Notwithstanding anything to the contrary contained herein, there shall not be more than 8 Interest Periods (other than for Transaction Rate Loans, which shall not be limited in number) outstanding at any given time.

                  SECTION 2.03. [RESERVED].

                  SECTION 2.04. CONTINUATION AND CONVERSION ELECTIONS. By delivering a notice (a "Notice of Continuation or Conversion"), which shall be substantially in the form of Exhibit E-2, to the Administrative Agent on or before 12:00 P.M., Atlanta, Georgia time, on a Domestic Business Day (or Euro-Dollar Business Day, in the case of Euro-Dollar Loans outstanding, or Foreign Currency Business Day, in the case of Foreign Currency Loans outstanding), the Borrower may from time to time irrevocably elect, by notice on the same Domestic Business Day, in the case of Base Rate Loans, or 3 Euro-Dollar Business Days, in the case of Euro-Dollar Loans, or 3 Foreign Currency Business Days, in the case of Foreign Currency Loans, that all, or any portion be, (i) in the case of Base Rate Loans, converted into Euro-Dollar Loans or Foreign Currency Loans in an aggregate principal amount of $5,000,000 or any larger integral multiple of $1,000,000 or, (ii) in the case of Euro-Dollar Loans, converted into Base Rate Loans or Foreign Currency Loans in an aggregate principal amount of $5,000,000 or any larger integral multiple of $1,000,000 (or the Dollar Equivalent thereof, in the case of Foreign Currency Loans) or continued as Euro-Dollar Loans in an aggregate principal amount of $5,000,000 or any larger integral multiple of $1,000,000, or (iii) in the case of Foreign Currency Loans, continued as Foreign Currency Loans in the same Foreign Currency (in the absence of delivery of a Notice of Continuation or Conversion with respect to any Euro-Dollar Loan at least 3 Euro-Dollar Business Days before the last day of the then current Interest Period with respect thereto, such Euro-Dollar Loan shall, on such last day, automatically convert to a Base Rate
Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, any Fixed Rate Loan when any Event of Default has occurred and is continuing.

                  SECTION 2.05. NOTES.

                  (a) The Syndicated Loans of each Bank shall be evidenced by a single Syndicated Dollar Loan Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment and a single Foreign Currency Loan Note from each of Russell Corporation and Russell Europe Limited, each payable to the order of such Bank for the account of its Lending Office. The Swing Loans shall be evidenced by a single Swing Loan Note payable to the order of Wachovia in the original principal amount of $15,000,000.

                  (b) Upon receipt of each Bank's Notes pursuant to Section 3.01, the Administrative Agent shall deliver such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, whether such Loan is a Base Rate Loan, Euro-Dollar Loan or Foreign Currency Loan, and if a Foreign Currency Loan, a specification of the Foreign Currency, and such schedules of each such Bank's Notes shall constitute rebuttable presumptive evidence of the respective principal amounts owing and unpaid on such Bank's Notes; provided that the failure of any Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

                  SECTION 2.06. MATURITY OF LOANS.

                  (a) Each Fixed Rate Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

                  (b) Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Termination Date.

                  SECTION 2.07. INTEREST RATES.

                  (a) "Applicable Margin" means, beginning on the Restatement Effective Date, (i) for any Base Rate Loan, 2.50% and (ii) for any Euro-Dollar Loan or Foreign Currency Loan, 3.00%.

                  (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable on each Quarterly Payment Date while such Base Rate Loan is outstanding and on the date such Base Rate Loan is converted to a Fixed Rate Loan. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

                  The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on Telerate Page 3750 effective as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Administrative Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

                  "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                  (d) Each Foreign Currency Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted IBOR Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Foreign Currency Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  "Adjusted IBOR Rate" means, with respect to each Interest Period for a Foreign Currency Loan, the sum of (i) the rate obtained by dividing
(A) IBOR for such Interest Period by (B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D), plus (ii) if the relevant Foreign Currency Loan is in British pounds sterling, a percentage sufficient to compensate the Banks for the cost of complying with any reserves, liquidity and/or special deposit requirements of the Bank of England directly or indirectly affecting the maintenance or funding of such Foreign Currency Loan.

                  "IBOR" means, for any Interest Period, with respect to Foreign Currency Loans, the offered rate for deposits in the applicable Foreign Currency, for a period comparable to the Interest Period and in an amount comparable to the amount of such Foreign Currency Loan appearing on Telerate Page 3750, or, if Telerate is unavailable the Reuters Screen Page FRBD, FRBE, FRBF or FRBG, as applicable, or, if it is unavailable on either Telerate or the Reuters Screen, then such rate shall be determined by the Administrative Agent from any other interest rate reporting service of recognized standing designated in writing by the Administrative Agent to the Borrower as of 11:00 A.M. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period.

                  (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (f) After the occurrence and during the continuance of an Event of Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate.

                  SECTION 2.08. FEES. (a) The Borrower shall pay to the Administrative Agent, for the ratable account of each Bank, a facility fee on the aggregate amount of such Bank's Commitment (without taking into account the outstanding Loans made by such Bank), at a rate per annum equal to 0.50%. Such facility fees shall be payable on each Quarterly Payment Date and on the Termination Date.

                  (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

                  SECTION 2.09. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon at least 3 Domestic Business Days' notice to the Administrative Agent, terminate at any time, or proportionately reduce the Unused Commitments from time to time by an aggregate amount of at least $5,000,000 or any larger integral multiple of $1,000,000. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.08) shall be due and payable on the effective date of such termination.

                  SECTION 2.10. MANDATORY REDUCTION AND TERMINATION OF COMMITMENTS. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                  SECTION 2.11. OPTIONAL PREPAYMENTS.

                  (a) The Borrower may, upon at least 1 Domestic Business Days' notice to the Administrative Agent, prepay, without premium or penalty, any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000 with additional increments of $500,000 (or any lesser amount equal to the outstanding balance of such Loan), or $100,000 as to Swing Loans, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks or of Wachovia, in the case of Swing Loans included in such Base Rate Borrowing.

                  (b) Subject to any payments required pursuant to the terms of Article VIII for such Fixed Rate Loan, upon 3 Domestic Business Day's prior written notice, the Borrower may prepay in minimum amounts of $5,000,000 with additional increments of $1,000,000 (or any lesser amount equal to the outstanding balance of such Loan) all or any portion of the principal amount of any Fixed Rate Loan prior to the maturity thereof.

                  (c) Upon receipt of a notice of prepayment pursuant to this Section 2.11, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice, once received by the Administrative Agent, shall not thereafter be revocable by the Borrower.

                  SECTION 2.12. MANDATORY PREPAYMENTS.

                  (a) On each date on which the conditions set forth in clauses (i), (ii) or (iii) of Section 2.01(a) or clause (i) of Section 2.01(b), are not satisfied (including, without limitation, by reason of the reduction of the Commitments pursuant to Section 2.09 or Section 2.10), the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amount due under Section 8.05(a)), as may be necessary so that after such payment, the Total Revolving Extensions of Credit do not exceed the Aggregate

Commitments as then in effect (or, in the case of clause (iii) of Section 2.01(a), if less, the Clean-Down Amount); provided, that if the aggregate principal amount of Syndicated Dollar Loans, Foreign Currency Loans and Swing Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Banks on terms and conditions satisfactory to the Administrative Agent.. Each such payment or prepayment shall be applied first to any Swing Loans outstanding which are Base Rate Loans, then to any Swing Loans outstanding which are Transaction Rate Loans, and then ratably to the Loans of the Banks outstanding on the date of payment or prepayment in the following order of priority: (i) first, to Base Rate Loans; and (ii) lastly, to Euro-Dollar Loans.

                  (b) If the Administrative Agent determines at any time (either on its own initiative or at the instance of any Bank) that the aggregate principal amount of the Foreign Currency Loans outstanding (after converting each Foreign Currency Loan to its Dollar Equivalent on the date of calculation) at any time exceeds either (i) a Dollar Equivalent of $25,000,000 or (ii) 105% of the aggregate amount of all of the Commitments less the outstanding aggregate amount of all Syndicated Dollar Loans, L/C Obligations and Swing Loans, then upon 5 Foreign Currency Business Days' written notice from the Administrative Agent, the Borrower shall prepay an aggregate principal amount of Foreign Currency Loans sufficient to bring the aggregate of the Foreign Currency Loans outstanding to no more than a Dollar Equivalent of $25,000,000 and within the aggregate amount of all of the Commitments less the outstanding aggregate amount of all Syndicated Dollar Loans, L/C Obligations and Swing Loans. Nothing in the foregoing shall require the Administrative Agent to make any such calculation unless expressly requested to do so by the Required Banks.

                  SECTION 2.13. GENERAL PROVISIONS AS TO PAYMENTS.

                  (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, without any setoff, counterclaim or any deduction whatsoever, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds (subject to paragraph (c) below, with respect to Foreign Currency Loans) immediately available in Atlanta, Georgia, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to Wachovia each such payment received on account of the Swing Loans and to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks.

                  (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans or the Foreign Currency Loans shall be due on a day which is not a Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, unless such Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be, falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day or Foreign Currency Business Day, as the case may be.

                  (c) All payments of principal and interest with respect to Foreign Currency Loans shall be made in the Foreign Currency in which the related Foreign Currency Loan was made.

                  (d) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any Authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its net income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made.

                  Each Bank (x) as to Russell Corporation, which is not organized under the laws of the United States or any state thereof and (y) as to Russell Europe Limited, which is organized under the laws of the United States or any state thereof, agrees, as soon as practicable after receipt by it of a request by the Borrower to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate Authority in the jurisdiction imposing the relevant Taxes, establishing that it is entitled to receive payments of principal and interest under this Agreement and the Notes without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided that if it is unable, for any reason, to establish such exemption, or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Borrower shall nonetheless remain obligated under the terms of the immediately preceding paragraph.

                  In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.13(d), it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

                  Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Banks contained in this Section 2.13(d) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

                  SECTION 2.14. COMPUTATION OF INTEREST AND FEES. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as applicable, and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans, Transaction Rate Loans and Foreign Currency Loans shall be computed on the basis of a year of 360 days (except for any Foreign Currency Loans outstanding in British pounds sterling, or, if selected as a Foreign Currency pursuant to clause (iii) of the definition of "Foreign Currency," in Australian dollars, Belgian francs, Canadian dollars, Irish punts or New Zealand dollars, which shall be computed on the basis of a year of 365 or 366 days, as the case may be) and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Facility fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                  SECTION 2.15. LETTERS OF CREDIT

                  (a)      L/C Commitment.


                           (i) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Banks set forth in Section 2.15(d), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Domestic Business Day during the Stated Term in such form as may be approved from time to time by the Issuing Bank; provided, that the Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Domestic Business Days prior to the last day of the Stated Term, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

                           (ii) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any provision of applicable law or regulation or of the charter or bylaws of the Issuing Bank or L/C Participant, as the case may be.

                  (b) Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified in the signature pages herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Domestic Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Bank and the Borrower. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Bank shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Banks, notice of the issuance of each Letter of Credit (including the amount thereof).

                  (c)      Fees and Other Charges.

                           (i)      The Borrower will pay a fee on all
         outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Euro-Dollar Loans, shared ratably among the Banks and payable quarterly in arrears on each Quarterly Payment Date after the issuance date and on the Termination Date. In addition, the Borrower shall pay to the Issuing Bank for its own account a fronting fee of 0.25% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Quarterly Payment Date after the issuance date and on the Termination Date.

                           (ii) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

         (d)      L/C Participations.


                  (i) The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Bank's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified in the signature pages hereof an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

                  (ii) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to Section 2.15(d)(i) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Domestic Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 2.15(d)(i) is not made available to the Issuing Bank by such L/C Participant within three Domestic Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (iii) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with
         Section 2.15(d)(i), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

         (e) Reimbursement Obligations of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the Issuing Bank for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment, not later than 12:00 Noon (Atlanta, Georgia time) on (i) the Domestic Business Day that the Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 A.M. (Atlanta, Georgia time), or (ii) if clause (i) above does not apply, the Domestic Business Day immediately following the day that the Borrower receives such notice. Each such payment shall be made to the Issuing Bank at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in Section 2.07(b) until the Domestic Business Day next succeeding the date of the relevant notice, and thereafter, at the rate set forth in Section 2.07(f).

         (f)      Obligations Absolute. The Borrower's obligations under this
Section 2.15 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Bank, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 2.15(e) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Bank. The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of Georgia, shall be binding on the Borrower and shall not result in any liability of the Issuing Bank to the Borrower.

         (g) Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

(h) Inconsistency with Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 2.15, the provisions of this Section 2.15 shall apply.

                                  ARTICLE III.

                            CONDITIONS TO BORROWINGS

                  SECTION 3.01. CONDITIONS TO EFFECTIVENESS OF THE AMENDED AND RESTATED CREDIT AGREEMENT. The effectiveness of the amendment and restatement of the Existing Credit Agreement is subject to the satisfaction of the following conditions:

                  (a) receipt by the Administrative Agent from each of the parties hereto of either (i) duly executed counterparts of this Agreement signed by such party (in sufficient number for delivery of a counterpart to each Bank and retention of one counterpart by the Administrative Agent) or (ii) a facsimile transmission of such executed counterpart, with the original to be sent to the Administrative Agent by overnight courier);

                  (b) receipt by the Administrative Agent of the Consent and Confirmation, substantially in the form of Exhibit M, executed and delivered by the Borrower and each Subsidiary party to any Security Documents;

                  (c) each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct on and as of the Restatement Effective Date as if made on and as of such date;

                  (d) no Default or Event of Default shall have occurred and be continuing on the Restatement Effective Date or after giving effect to the amendments to the Existing Credit Agreement to be effected on such date;

                  (e) the Borrower shall have entered into an engagement letter on terms reasonably satisfactory to the Required Banks regarding the sale and leaseback of the Borrower's Montgomery, Alabama distribution center;

                  (f) the Borrower and Russell Financial shall have entered into the Receivables Purchase Agreement on terms reasonably satisfactory to the Required Banks, providing for the sale by the Borrower and/or Russell Financial of Receivables for the amount of $50,000,000; and

                  (g) receipt by (i) the Administrative Agent for the benefit of each of the Banks of an amendment fee in an amount equal to 0.30% of such Bank's Commitment and (ii) the Administrative Agent and the Banks of all other fees required to be paid (including, without limitation, all fees payable pursuant to the Letter Agreements), and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Restatement Effective Date.

                  SECTION 3.02. CONDITIONS TO ALL EXTENSIONS OF CREDIT. The obligation of each Bank to make a Syndicated Loan on the occasion of each Borrowing and to issue or participate in Letters of Credit, and of Wachovia to make a Swing Loan is subject to the satisfaction of the following conditions:

                  (a) receipt by the Administrative Agent of a Notice of Borrowing.

                  (b) the fact that, immediately before and after the making of such extensions of credit, no Default shall have occurred and be continuing;

                  (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing (except to the extent any such representation or warranty is expressly made as of a prior date); and

                  (d) the fact that, immediately after such Borrowing, the conditions set forth in clauses (i), (ii) and (iii) of Section 2.01(a) shall have been satisfied.

                  Each Syndicated Borrowing and each Notice of Continuation or Conversion hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b), (c) and (d) of this Section; provided, that if such Borrowing is a Syndicated Borrowing which consists solely of a Refunding Loan then, (i) if such Borrowing is a Fixed Rate Borrowing or such Notice of Continuation or Conversion is to a Fixed Rate Loan, such Borrowing or Notice of Continuation or Conversion shall be deemed to be such a representation and warranty by the Borrower only as to the matters set forth in paragraphs (b) and
(d) above, and (ii) if such Borrowing is a Base Rate Borrowing, or such Notice of Continuation or Conversions is to a Base Rate Loan, such Borrowing or Notice of Continuation or Conversion shall be deemed to be a representation and warranty by the Borrower only as to the matters set forth in paragraph (d) above.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants that:

                  SECTION 4.01. CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama (or, if elected by the Borrower, the State of Delaware), is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to qualify or have any such powers, licenses, authorizations, consent or approvals does not have and could not reasonably be expected to cause a Material Adverse Effect.

                  SECTION 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the charter or bylaws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, provided that the aggregate outstanding Borrowings under this Agreement do not exceed the limitations thereon contained in any such other agreements or instruments and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                  SECTION 4.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

                  SECTION 4.04. FINANCIAL INFORMATION.

                  (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 30, 2000 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Ernst & Young LLP, copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of the Borrower for the interim periods ended April 1, July 1 and September 30, 2001, copies of each of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

                  (b) Since December 30, 2000, except for any matters which have been disclosed in the filings by the Borrower under the Securities Exchange Act of 1934 made prior to the Restatement Effective Date and made available to the Banks, there has been no event, act, condition or occurrence having a Material Adverse Effect.

                  SECTION 4.05. NO LITIGATION. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of, or would restrict the Borrower from performing its obligations under, this Agreement, the Notes or any of the other Loan Documents.

                  SECTION 4.06. COMPLIANCE WITH ERISA.

                  (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA, except where the failure to comply does not have and could not reasonably be expected to cause a Material Adverse Effect.

                  (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

                  SECTION 4.07. COMPLIANCE WITH LAWS; PAYMENT OF TAXES. The Borrower and its Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings, and except where the failure to comply does not have and could not reasonably be expected to cause a Material Adverse Effect. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and material local income, excise, property and other tax returns which are required to be filed by them and all taxes shown as being due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid, except taxes being contested in good faith and against which, if requested by the Administrative Agent, the Borrower will set up reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries have been examined and closed through the Fiscal Year ended January 1, 1994.

                  SECTION 4.08. SUBSIDIARIES. Each of the Borrower's Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all entity powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to qualify does not have and could not reasonably be expected to cause a Material Adverse Effect. As of the date hereof, the Borrower has no Subsidiaries except for those Subsidiaries listed on
Schedule 4.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation.

                  SECTION 4.09. INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 4.10. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 4.11. OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.17.

                  SECTION 4.12. NO DEFAULT. Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or could reasonably be expected to cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  SECTION 4.13. FULL DISCLOSURE. All information heretofore furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts known to the Borrower which could have or could reasonably be expected to cause a Material Adverse Effect.

                  SECTION 4.14. ENVIRONMENTAL MATTERS.

                  (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which could have or could reasonably be expected to cause a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. To the best of the Borrower's knowledge, none of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

                  (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties by the Borrower or its agents, or to the best of the Borrower's knowledge, any Third Parties or are otherwise present at, on, in or under the Properties, or, to the best of the Borrower's knowledge, at or from any adjacent site or facility, except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements, and except where the failure to comply does not have and could not reasonably be expected to cause a Material Adverse Effect.

                  (c) The Borrower, and each of its Subsidiaries and Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's, and each of its Subsidiary's and Affiliate's, respective businesses, except where the failure to comply does not have and could not reasonably be expected to cause a Material Adverse Effect.

                  SECTION 4.15. CAPITAL STOCK. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned directly or indirectly by the Borrower free and clear of any Lien or adverse claim except the Liens created pursuant to the Security Documents. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim except the Liens created pursuant to the Security Documents.

                  SECTION 4.16. MARGIN STOCK. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock, except for Permitted Acquisitions and purchases of treasury stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation U or X.

                  SECTION 4.17. INSOLVENCY. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this
Agreement: (i) the Borrower will not (x) be "insolvent," within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in ss. 101 of the "Bankruptcy Code", or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or (z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA; and (ii) the obligations of the Borrower under the Loan Documents and with respect to the Loans will not be rendered avoidable under any Other Applicable Law. For purposes of this Section 4.17, "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the

Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

                  SECTION 4.18. INSURANCE. The Borrower and each of its Subsidiaries has (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance in at least such amounts and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business and, in this connection, the Borrower and its Subsidiaries have adequately insured, at their expense, all "assets held for sale" as identified on Schedule 5.05 hereof.

                                   ARTICLE V.

                                    COVENANTS

                  The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

                  SECTION 5.01. INFORMATION. The Borrower will deliver to each of the Banks:

                  (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by Ernst & Young LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks;

                  (b) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Year beginning on December 31, 2001, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;

                  (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit F (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.05, 5.15, 5.16, 5.17, and 5.20 through 5.23, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

                  (e) (i) as soon as available, and in any event no later than 45 days after the end of each Fiscal Year, the Borrower's "Annual Business Plan" for the current Fiscal Year and for the next three Fiscal Years, each prepared in a manner consistent with past practice and those previously provided to the Banks and (ii) as soon as available, and in any event no later than 45 days after the end of each Fiscal Quarter, a quarterly update of the "Annual Business Plan" for the current Fiscal Year, which, in each case (A) shall be prepared in a manner consistent with past practice and in a form consistent with that previously provided to the Banks and (B) accompanied by a certificate of the chief financial officer or chief accounting officer of the Borrower stating that such plan is based on reasonable estimates, information and assumptions and that such officer has no reason to believe that such plan is incorrect or misleading in any material respect;

                  (f) simultaneously with the delivery of each set of financial statements referred to in paragraph (b) above, an updated business forecast, in form reasonably acceptable to the Required Banks (detailing projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto) and accompanied by a certificate of the chief financial officer or the chief accounting officer of the Borrower stating that such business forecast is based on reasonable estimates, information and assumptions and that such officer has no reason to believe that such business forecast is incorrect or misleading in any material respect;

                  (g) within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (h) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                  (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

                  (j) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

                  (k) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

                  SECTION 5.02. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Borrower's expense during the existence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case upon reasonable notice and at such reasonable times and as often as may reasonably be desired.

                  SECTION 5.03. MAINTENANCE OF EXISTENCE. The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence (except that it may become a Delaware corporation) and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained, except as permitted by Section 5.05.

                  SECTION 5.04. [RESERVED].

                  SECTION 5.05. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. (a) The Borrower shall not, nor shall it permit any Subsidiary to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that (i) any Subsidiary may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation); (ii) any Subsidiary may Dispose of any or all of its assets (x) to the Borrower or any Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (y) pursuant to a Disposition permitted by paragraph (b) below; and (iii) any Investment expressly permitted by Section 5.16 may be structured as a merger, consolidation or amalgamation.

                  (b) The Borrower shall not, nor shall it permit any Subsidiary to, Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except (i) the Disposition of obsolete or worn out property in the ordinary course of business; (ii) the sale of inventory in the ordinary course of business; (iii) the purchase by Russell Financial, and the sale by the Borrower and certain of its Subsidiaries, of Receivables pursuant to the Intercompany

Receivables Agreements; (iii) Dispositions permitted by clause (ii) of paragraph
(a) above; (iv) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Subsidiary Guarantor; (v) Dispositions of Accounts and Related Assets (as those terms are defined in the Receivables Purchase Agreement) with an aggregate fair market value not to exceed $50,000,000 pursuant to the Receivables Purchase Agreement (provided that such Dispositions described in this clause (v) shall only be permitted between July 1, 2002 and October 31, 2002 and only at any time during which the aggregate outstanding principal amount of all Syndicated Dollar Loans and Swing Loans of all Banks and the Dollar Equivalent of the Foreign Currency Loans of all Banks equals or exceeds $225,000,000 (with the proceeds thereof having been used for the normal ongoing business and working capital needs of the Borrower and its Subsidiaries)); (vi) the sale and leaseback of the Borrower's distribution centers in Columbus, Georgia and Montgomery, Alabama for sale prices of at least $10,000,000 and $14,000,000, respectively (provided that such sale and leaseback transactions must close on or prior to May 31, 2002 (the "Permitted Sale Leasebacks")); and
(vii) the sale of assets of the Borrower and its Subsidiaries listed on Schedule
5.05 hereof which have been categorized as "assets held for sale" by the Borrower; and (viii) the Disposition of other property having a fair market value not to exceed $5,000,000 in the aggregate for any Fiscal Year.

                  SECTION 5.06. USE OF PROCEEDS. The proceeds of the Loans and the Letters of Credit may be used for general corporate purposes including, without limitation, refinancing other Debt, working capital and capital expenditures; provided, that no portion of the proceeds of the Loans or the Letters of Credit will be used by the Borrower or any Subsidiary (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired, and the provisions of Section 5.16 would not be violated,
(ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, other than with respect to Permitted Acquisitions and purchases of treasury stock or (iii) for any purpose in violation of any applicable law or regulation.

                  SECTION 5.07. COMPLIANCE WITH LAWS; PAYMENT OF TAXES. The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or the relevant Subsidiary.

                  SECTION 5.08. INSURANCE. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business including, but not limited to, the insuring, at the Borrower's expense, of all "assets held for sale" as identified on Schedule 5.05 hereof.

                  SECTION 5.09. CHANGE IN FISCAL YEAR. The Borrower will not change its Fiscal Year, and will not permit any Consolidated Subsidiary to have a fiscal year other than the Fiscal Year, without the prior written consent of the Required Banks.

                  SECTION 5.10. MAINTENANCE OF PROPERTY. Except as permitted by
Section 5.05 or in connection with the Restructuring Program, the Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets (including all "assets held for sale" as identified in Schedule 5.05) in good condition, repair and working order, ordinary wear and tear excepted.

                  SECTION 5.11. ENVIRONMENTAL NOTICES. The Borrower shall furnish to the Banks and the Administrative Agent prompt written notice of all material Environmental Liabilities of which the Borrower has notice, pending, threatened or anticipated Environmental Proceedings of which the Borrower has notice, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

                  SECTION 5.12. ENVIRONMENTAL MATTERS. The Borrower and its Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in material compliance with all applicable Environmental Requirements.

                  SECTION 5.13. ENVIRONMENTAL RELEASE. The Borrower agrees that upon the occurrence of a material Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

                  SECTION 5.14. TRANSACTIONS WITH AFFILIATES. Neither the Borrower nor any of its Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of the Borrower or such Subsidiary (which Affiliate is not the Borrower or a Wholly Owned Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate, and except for Investments permitted by Section 5.16.

                  SECTION 5.15. RESTRICTED PAYMENTS. Neither the Borrower nor any of its Subsidiaries shall declare or make any Restricted Payment, except that (i) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor and (ii) so long as no

Default or Event of Default is continuing (before or after giving effect to such Restricted Payment), the Borrower may (a) pay dividends with respect to the Capital Stock of the Borrower in an amount during any Fiscal Quarter not exceeding $0.04 per share of the Borrower's issued and outstanding common Capital Stock, (b) make payments in the ordinary course of the Borrower's business in connection with an employee stock option, bonus, stock purchase or other benefit plans of the Borrower on account of (1) the repurchase of Borrower's Capital Stock, (2) options, warrants or other rights to acquire shares of the Borrower's Capital Stock, or (3) other awards issued or granted under such plans or (c) otherwise repurchase the Borrower's Capital Stock so long as at the time of such purchase (and after giving effect to such purchase), the Fixed Charge Coverage Ratio for the period of four consecutive Fiscal Quarters then most recently ended is greater than or equal to 1.40 to 1.00.

                  SECTION 5.16. INVESTMENTS. From and after the Restatement Effective Date, neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except (i) loans or advances to officers, directors and employees (1) for relocation expenses in connection with the Restructuring Program and (2) for other purposes not exceeding $3,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business in accordance with historical practices existing on the Restatement Effective Date; (ii) deposits required by government agencies or public utilities (including pertaining to taxes and other similar charges),
(iii) Investments in direct obligations of the United States Government or any agency thereof maturing within one year after the date of Investment, (iv) Investments in certificates of deposit issued by a commercial bank whose credit is satisfactory to the Administrative Agent and in certificates of deposit issued by any banking subsidiary of Wachovia Corporation, AmSouth Bancorporation, SunTrust Banks, Inc., Aliant National Corporation, Comerica Bank, JP Morgan Chase Bank, First Union National Bank or any Person who succeeds to all, or substantially all, of the assets or business of any thereof, (v) Investments in commercial paper rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's and in either case maturing within 270 days after the date of acquisition, (vi) Investments in tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's, (vii) Investments in variable rate demand bonds maturing or with optional puts within one year or less from the date of acquisition thereof, which, at the time of acquisition by the Borrower or Subsidiary, are rated not lower than A or A-1 by S&P and not lower than A2 or P-1 by Moody's, (viii) intercompany loans by the Borrower or any Subsidiary to the Borrower or any Subsidiary Guarantor, (ix) Investments in Frontier Yarns LLC in an aggregate amount not to exceed $9,900,000 (provided, that any cash Investments made in Frontier shall be limited to the proceeds of the asset transfers of the Borrower's Lafayette and Gwaltney facilities and the equipment related thereto),
(x) the transfer of certain Receivables pursuant to the Intercompany Receivables Agreements and/or the Receivables Purchase Agreement to the extent otherwise permitted by this Agreement; (xi) Permitted Acquisitions; (xii) Guarantees otherwise permitted by Section 5.17; and (xiii) other Investments (including joint venture and partnership investments, minority interests and loans to strategic partners) which do not exceed an aggregate amount of $5,000,000 in any Fiscal Year.

                  SECTION 5.17. PERMITTED LIENS AND DEBT. The Borrower will not, nor will it permit any Consolidated Subsidiary to, create, assume or suffer to exist any Lien upon any

Properties, or other assets, whether real or personal property, now owned or hereafter acquired by the Borrower or such Subsidiary or incur Debt, except as follows:

                  (a) any Lien or Debt that is in existence on the date hereof and that is described on Schedule 5.17 and any refinancings, refundings, renewals or extensions of such Debt (without increasing, or shortening the maturity of, the principal amount thereof);

                  (b) any Lien existing on any specific fixed asset of any Person at the time such Person becomes a Consolidated Subsidiary and not created in contemplation of such event;

                  (c) any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing or improving such asset, provided that such Lien attaches to such asset concurrently with or within 6 months after the acquisition, completion, construction or improvement thereof;

                  (d) any Lien on any specific fixed asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

                  (e) any Lien existing on any specific fixed asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                  (f) any Lien securing Debt owing by any Subsidiary to the Borrower or to any Wholly Owned Subsidiary;

                  (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

                  (h) any statutory Lien (other than a Lien arising under ERISA or for past due taxes) incidental to the conduct of its business or the ownership of its assets which (i) does not secure Debt, (ii) if such Lien attaches to or otherwise affects any of the Collateral, no enforcement or foreclosure proceedings in respect of such statutory Lien are commenced, and any indebtedness secured by such Lien is not past due or payable (unless such indebtedness is being actively contested in good faith and by appropriate proceedings), and (iii) does not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                  (i)      any Lien on Margin Stock;

                  (j) any Debt incurred under the Loan Documents and any other Debt secured under the Security Documents as permitted by the terms thereof;

                  (k)      any Lien created pursuant to the Security Documents;

                  (l) any Debt and Liens on the Receivables and general intangibles related thereto pursuant to the Receivables Purchase Agreement (it being understood however that it is intended by the parties thereto and hereto that the sale of the Receivables pursuant to the Receivables Purchase Agreement constitute a true sale of Receivables and not Debt);

                  (m) Debt of the Borrower to a Wholly-Owned Subsidiary and Debt of a Consolidated Subsidiary to the Borrower or another Wholly-Owned Subsidiary;

                  (n) Debt consisting of senior unsecured or senior subordinated debt securities of the Borrower (the "High-Yield Notes") in an aggregate principal amount of not less than $150.0 million and containing terms that are customary for the U.S. high-yield market issued by a company of comparable credit quality as the Borrower provided that (i) the Borrower shall determine the manner in which the High-Yield Notes shall be placed, (ii) the bullet maturity of any High-Yield Notes shall not be earlier than six months after the final maturity of any of the "Loans", as such term is defined in the Intercreditor Agreement, and (iii) the application of proceeds of the High-Yield Notes shall be as agreed between the Borrower and the Required Banks;

                  (o) Debt and Liens incurred pursuant to any Permitted Sale Leaseback;

                  (p) Other Debt, including capital leases, in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

                  (q) Guarantees and other obligations of the Borrower and its Subsidiaries under the Receivables Purchase Documents; and

                  (r) Debt in respect of commercial letters of credit issued in connection with the purchase of inventory or other goods or services by the Borrower and its Subsidiaries in the ordinary course of business; provided, that the aggregate face amount of all such commercial letters of credit shall not at any time exceed $10,000,000.

                  SECTION 5.18. RESTRICTIVE AGREEMENTS. The Borrower shall not, nor shall it permit any Subsidiary to, enter into or become a party to any Restrictive Agreement; provided, however, that the foregoing shall not apply to
(i) Restrictive Agreements existing on the Restatement Effective Date and identified on Schedule 5.18 and any replacement or substitution thereof otherwise permitted by this Agreement (but shall apply to any amendment, modification or substitution expanding the scope of any restriction or condition contained in any such Restrictive Agreement), (ii) restrictions or conditions imposed by any Restrictive Agreement evidencing or governing secured Debt that is permitted by this Agreement if such restrictions or conditions apply only to the Properties securing such Debt, (iii) customary provisions in leases and other contracts restricting the assignment thereof, (iv) the restrictions on the granting of Liens contained in the indenture or indentures pursuant to which the High Yield Notes are issued (provided that the provisions of such indenture or indentures expressly permit the Liens granted pursuant to the Loan Documents) and (v) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into after the Restatement Effective Date in the ordinary course of business and otherwise permitted under this Agreement (which provisions apply only to the property subject to such joint venture or similar agreement).

                  SECTION 5.19. [RESERVED].

                  SECTION 5.20. DEBT/EBITDA RATIO. The Borrower shall not, on any date during any Fiscal Quarter set forth below, permit the Debt/EBITDA Ratio to be greater than the ratio set forth below for such Fiscal Quarter:


                           Fiscal Quarter                        Ratio
                           --------------                        -----
                           FQ 4 2001                         3.25 to 1.00

                           FQ 1 2002                         3.65 to 1.00

                           FQ 2 2002                         3.75 to 1.00

                           FQ 3 2002                         3.65 to 1.00

                           FQ 4 2002                         2.65 to 1.00

                           FQ 1 2003                         3.00 to 1.00

                           FQ 2 2003                         3.00 to 1.00

                           FQ 3 2003                         3.00 to 1.00

                           FQ 4 2003                         2.50 to 1.00

                           FQ 1 2004                         2.75 to 1.00

                           FQ 2 2004                         2.75 to 1.00

                           FQ 3 2004                         2.75 to 1.00

                           FQ 4 2004                         2.50 to 1.00


                  SECTION 5.21. MINIMUM CONSOLIDATED NET WORTH. Consolidated Net Worth shall at no time be less than the sum of (i) $415,000,000, (ii) 50% of Reported Net Income for each Fiscal Quarter (beginning with the Fiscal Quarter ending March 31, 2002) for which Reported Net Income is positive, calculated quarterly at the end of each such Fiscal Quarter, and (iii) 100% of the cumulative net proceeds of Capital Stock received during any period after the Restatement Effective Date, calculated quarterly at the end of each Fiscal Quarter.

                  SECTION 5.22. DEBT SERVICE COVERAGE RATIO. The Borrower shall not permit the Debt Service Coverage Ratio for any period of four consecutive Fiscal Quarters ending with any

Fiscal Quarter set forth below to be less than the ratio set forth below opposite such Fiscal Quarter:


                           Fiscal Quarter                        Ratio
                           --------------                        -----

                           FQ 4 2001                         1.60 to 1.00

                           FQ 1 2002                         1.60 to 1.00

                           FQ 2 2002                         1.60 to 1.00

                           FQ 3 2002                         1.90 to 1.00

                           FQ 4 2002                         1.65 to 1.00

                           FQ 1 2003                         1.70 to 1.00

                           FQ 2 2003                         1.75 to 1.00

                           FQ 3 2003                         1.75 to 1.00

                           FQ 4 2003                         1.75 to 1.00

                           FQ 1 2004                         1.75 to 1.00

                           FQ 2 2004                         1.75 to 1.00

                           FQ 3 2004                         1.75 to 1.00

                           FQ 4 2004                         1.75 to 1.00


                  SECTION 5.23. CAPITAL EXPENDITURES. Neither the Borrower nor any of its Consolidated Subsidiaries shall make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Consolidated Subsidiaries in the ordinary course of business during the 2002, 2003 and 2004 Fiscal Years not to exceed $40,000,000 in the aggregate during any such Fiscal Year; provided, that (a) up to $10,000,000 of such amount for any such Fiscal Year, if not so expended in the Fiscal Year for which it is permitted, may be carried over for expenditure in the next succeeding Fiscal Year and (b) Capital Expenditures made pursuant to this Section during any Fiscal Year shall be deemed made, first, in respect of amounts permitted for such Fiscal Year as provided above and, second, in respect of amounts carried over from the prior Fiscal Year pursuant to clause (a) above.

                                  ARTICLE VI.

                                    DEFAULTS

                  SECTION 6.01. EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:


                  (a) the Borrower shall fail to pay when due any principal of any Loan or Reimbursement Obligation or shall fail to pay any interest on any Loan or Reimbursement Obligation within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder or under any other Loan Document within 5 Domestic Business Days after such fee or other amount becomes due; or

                  (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01(e), 5.02(ii), 5.03 through 5.06, inclusive, Section 5.15, Section 5.17 or Sections 5.20 through 5.23, inclusive; or

                  (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) or any other Loan Document and such failure shall not have been cured within (1) 10 days, in the case of Sections 5.16 and 5.18, and (2) 30 days, in any other case, after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank or (ii) the Borrower otherwise becomes aware of any such failure; or

                  (d) any representation, warranty, certification or statement made by the Borrower in Article IV of this Agreement, any of the other Loan Documents or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Loan Document shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

                  (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt outstanding in an aggregate principal amount in excess of $5,000,000 (other than the Notes) when due or within any applicable grace period; or

                  (f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding, or the termination of a commitment to make available to the Borrower or any Subsidiary any extension of credit, in an aggregate principal amount in excess of $5,000,000 of or to the Borrower or any Subsidiary (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary); or

                  (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

                  (i) the Borrower or any member of the Controlled Group shall fail to pay when due any amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan; provided, in any of the foregoing cases, the amount required to be paid, or the Unfunded Vested Liabilities under any such Plan, is in excess of $5,000,000; or

                  (j) any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any Affiliate of the Borrower shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (k) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or the Borrower or any Affiliate of the Borrower shall so assert; or

                  (l) one or more judgments or orders for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower or any

         Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

                  (m) a federal tax lien shall be filed against the Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under
         Section 4068 of ERISA and in either case such lien is for an amount in excess of $5,000,000 and shall remain undischarged for a period of 25 days after the date of filing; or

                  (n) (i) 30 days after any Person or two or more Persons acting in concert (other than the Russell Family) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
         1934) of 30% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either
         (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B);

         then, and in every such event, (i) the Administrative Agent shall, if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) the Administrative Agent shall, if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents, to be, and the Notes, including the Swing Loan Note (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall automatically and without notice become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Administrative Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

                  SECTION 6.02. NOTICE OF DEFAULT. The Administrative Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                  SECTION 6.03. CASH COLLATERAL. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to Section 6.01, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

                                  ARTICLE VII.
                            THE ADMINISTRATIVE AGENT

                  SECTION 7.01. APPOINTMENT; POWERS AND IMMUNITIES. (a) Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Administrative Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this
Article VII are solely for the benefit of the Administrative Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Administrative Agent shall be ministerial and administrative in nature, and the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

                  (b) Each Bank hereby confirms its designation of Suntrust Bank (formerly Suntrust Bank, Atlanta) as the Syndication Agent and First Union National Bank as the Documentation Agent. The Syndication Agent and the Documentation Agent, in such capacity, shall have no duties or obligations whatsoever under this Agreement or any other Loan Document or any other document or any matter related hereto and thereto, but shall nevertheless be entitled to all the indemnities and other protection afforded to the Administrative Agent under this Article VII.

                  SECTION 7.02. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                  SECTION 7.03. DEFAULTS. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Administrative Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default or an Event of Default, the Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loans whether or not it has received any notice of the occurrence of such nonpayment. The Administrative Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                  SECTION 7.04. RIGHTS OF ADMINISTRATIVE AGENT AND ITS AFFILIATES AS A BANK. With respect to the Loans made by the Administrative Agent and any Affiliate of the Administrative Agent, Wachovia in its capacity as a Bank hereunder and any Affiliate of the Administrative Agent or such Affiliate in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though Wachovia were not acting as the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity and any Affiliate of the Administrative Agent in its individual capacity. The Administrative Agent and any Affiliate of the Administrative Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of the Borrower's Affiliates) as if Wachovia were not acting as the Administrative Agent, and the Administrative Agent and any Affiliate of the Administrative Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Administrative Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

                  SECTION 7.05. INDEMNIFICATION. Each Bank severally agrees to indemnify the Administrative Agent, to the extent the Administrative Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                  SECTION 7.06. CONSEQUENTIAL DAMAGES. THE ADMINISTRATIVE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  SECTION 7.07. PAYEE OF NOTE TREATED AS OWNER. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

                  SECTION 7.08. NONRELIANCE ON ADMINISTRATIVE AGENT AND OTHER BANKS. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself (or any Bank) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Administrative Agent.

                  SECTION 7.09. FAILURE TO ACT. Except for action expressly required of the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking, continuing to take, or failing to take any such action.

                  SECTION 7.10. RESIGNATION OR REMOVAL OF ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Administrative Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent, subject to the approval of the Borrower, so long as no Default is in existence, which approval shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's notice of resignation or the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, subject to the approval of the Borrower, so long as no Default is in existence, which approval shall not be unreasonably withheld or delayed. Any successor Administrative Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall continue in effect for


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

its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

                                 ARTICLE VIII.

                      CHANGE IN CIRCUMSTANCES; COMPENSATION

                  SECTION 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period:

                  (a) the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

                  (b) the Required Banks advise the Administrative Agent that the London Interbank Offered Rate or IBOR, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding its Fixed Rate Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make such type of Fixed Rate Loans, or to permit continuations or conversions into such type of Fixed Rate Loans, shall be suspended. Unless the Borrower notifies the Administrative Agent at least 2 Domestic Business Days before the date of any Borrowing of such type of Fixed Rate Loans for which a Notice of Borrowing has previously been given, or continuation or conversion into such type of Fixed Rate Loans for which a Notice of Continuation or Conversion has previously been given, that it elects not to borrow or so continue or convert on such date, such Borrowing shall instead be made as a Base Rate Borrowing, or such Fixed Rate Loan shall be converted to a Base Rate Loan.

                  SECTION 8.02. ILLEGALITY. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any Authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans or Foreign Currency Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make or permit continuations or conversions of Euro-Dollar Loans or Foreign Currency Loans, as the case may be, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will


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

not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans or Foreign Currency Loans, as the case may be, to maturity, and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan or Foreign Currency Loan, as the case may be, of such Bank, together with accrued interest thereon and any amount due such Bank pursuant to
Section 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan or Foreign Currency Loan, as the case may be, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans or Foreign Currency Loan, as the case may be, of the other Banks), and such Bank shall make such a Base Rate Loan.

                  SECTION 8.03. INCREASED COST AND REDUCED RETURN.

                  (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

                           (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement, including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage and
                  (B) with respect to any Foreign Currency Loan any such requirement included in the applicable Adjusted IBOR Rate) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

                           (ii) shall impose on any Bank (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes, its obligation to make Fixed Rate Loans and its issuance of, or participation in, Letters of Credit;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan or issuing or participating in Letters of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount reasonably deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent) pursuant and subject to paragraph (c) below, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                  (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank pursuant and subject to paragraph (c) below, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                  (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder, and including the calculations thereof in reasonable detail, shall be conclusive in the absence of manifest error, provided that such determination is made on a reasonable basis. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                  (d) The provisions of this Section 8.03 (i) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee and (ii) shall constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

                  SECTION 8.04. BASE RATE LOANS OR OTHER FIXED RATE LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS. If (i) the obligation of any Bank to make or maintain any type of Fixed Rate Loans has been suspended pursuant to
Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' or Foreign Currency Business Days, as applicable, prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (a) all Loans which would otherwise be made by such Bank as, or permitted to be continued as or converted into, Euro-Dollar Loans or Foreign Currency Loans, as the case may be, shall be instead be made as or converted into (A) Base Rate Loans, (B) if such suspension or demand for compensation relates to Euro-Dollar Loans, but not Foreign Currency Loans, as Foreign Currency Loans, and (C) if such demand for compensation relates to Foreign Currency Loans, but not Euro-Dollar Loans, as Euro-Dollar Loans, as the Borrower may elect in the notice to such Bank through the Administrative Agent referred to hereinabove (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

                  (b) after each of its Euro-Dollar Loans or Foreign Currency Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

                  SECTION 8.05. COMPENSATION. Upon the request of any Bank, delivered to the Borrower and the Administrative Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

                  (a) any payment or prepayment (pursuant to Section 2.11, 2.13, 6.01, 8.02 or otherwise) of a Fixed Rate Loan on a date other than the last day of an Interest Period for such Loan; or

                  (b) any failure by the Borrower to prepay a Fixed Rate Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

                  (c) any failure by the Borrower to borrow a Fixed Rate Loan on the date for the Fixed Rate Borrowing of which such Fixed Rate Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02 or notification of acceptance of a Transaction Rate Quote pursuant to Section 2.01(b)(ii); or

                  (d) any failure by the Borrower to pay a Foreign Currency Loan in the applicable Foreign Currency;

such compensation to include, without limitation, as applicable, (A) an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Fixed Rate Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Fixed Rate Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Fixed Rate Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on (i) deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market (if such Loan is a Euro-Dollar Loan) or (ii) any deposit in a Foreign Currency of comparable amounts having terms comparable to such period placed with it by lending banks in the applicable interbank market for such Foreign Currency (if such Fixed Rate Loan is a Foreign Currency Loan); or
(B) any such loss, cost or expense incurred by such Bank in liquidating or closing out any foreign currency contract undertaken by such Bank in funding or maintaining such Fixed Rate Loan (if such Fixed Rate Loan is a Foreign Currency
Loan).

                  SECTION 8.06. FAILURE TO PAY IN FOREIGN CURRENCY. If any Borrower is unable for any reason to effect payment in a Foreign Currency as required by this Agreement or if any Borrower shall default in the Foreign Currency, each Bank may, through the Administrative Agent, require such payment to be made in Dollars in the Dollar Equivalent amount of such payment. In any case in which any Borrower shall make such payment in Dollars, the Borrower agrees to hold the Banks harmless from any loss incurred by the Banks arising from any change in the value of Dollars in relation to such Foreign Currency between the date such payment became due and the date of payment thereof.


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

                  SECTION 8.07. JUDGMENT CURRENCY. If for the purpose of obtaining judgment in any court or enforcing any such judgment it is necessary to convert any amount due in any Foreign Currency into any other currency, the rate of exchange used shall be the Administrative Agent's spot rate of exchange for the purchase of the Foreign Currency with such other currency at the close of business on the Foreign Currency Business Day preceding the date on which judgment is given or any order for payment is made. The obligation of the Borrower in respect of any amount due from it hereunder shall, notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any judgment or order in any other currency or otherwise be discharged only to the extent that on the Foreign Currency Business Day following receipt by the Administrative Agent of any payment in a currency other than the relevant Foreign Currency the Administrative Agent is able (in accordance with normal banking procedures) to purchase the relevant Foreign Currency with such other currency. If the amount of the relevant Foreign Currency that the Administrative Agent is able to purchase with such other currency is less than the amount due in the relevant Foreign Currency, notwithstanding any judgment or order, the Borrower shall indemnify the Banks for the shortfall.

                  SECTION 8.08. REPLACEMENT OF BANKS. If any Bank (a "Notice Bank") makes demand for amounts owed under Section 8.03 (other than due to any change in the Eurodollar Reserve Percentage), or gives notice under Section 8.02 that it can no longer participate in Euro-Dollar Loans, then in each case the Borrower shall have the right, if no Default or Event of Default exists, and subject to the terms and conditions set forth in Section 9.08(c), to designate an assignee (a "Replacement Bank") to purchase the Notice Bank's share of outstanding Syndicated Loans and all other obligations hereunder and to assume the Notice Bank's obligations to the Borrower under this Agreement; provided, that, any Replacement Bank must be reasonably acceptable to the Administrative Agent and the Required Banks (and, in any event, may not be an Affiliate of the Borrower). Subject to the foregoing, the Notice Bank agrees to assign without recourse to the Replacement Bank its share of outstanding Syndicated Loans and its Commitment, and to delegate to the Replacement Bank its obligations to the Borrower under this Agreement and its future obligations to the Administrative Agent under this Agreement. Upon such sale and delegation by the Notice Bank and the purchase and assumption by the Replacement Bank, and compliance with the provisions of Section 9.08(c), the Notice Bank shall cease to be a "Bank" hereunder and the Replacement Bank shall become a "Bank" under this Agreement; provided, however, that any Notice Bank shall continue to be entitled to the indemnification provisions contained elsewhere herein.

                                  ARTICLE IX.

                                 MISCELLANEOUS

                  SECTION 9.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this

Section and the confirmation is received, (ii) if given by mail, 3 Domestic Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

                  SECTION 9.02. NO WAIVERS. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 9.03. EXPENSES; DOCUMENTARY TAXES. The Borrower shall pay (i) all out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of special counsel for the Banks and the Administrative Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and the Banks, including reasonable fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents against the Borrower. The Borrower shall indemnify the Administrative Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents by the Borrower.

                  SECTION 9.04. INDEMNIFICATION. The Borrower shall indemnify the Administrative Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Administrative Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Administrative Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified. If any cause of action, suit, proceeding or claim arising from any of the foregoing is brought against any Indemnified Person, whether such action, proceeding, suit or claim shall be actual or threatened, or in preparation therefor, the Borrower will have the right, at its expense, to assume the resistance and defense of such cause of action, suit, proceeding or claim or cause the same to be resisted and defended; provided that such Indemnified Person shall be entitled (but not


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

obligated) to participate jointly in such defense, in which case such Indemnified Person will be responsible for its own legal fees or other expenses, if any, related to such defense incurred subsequent to the joint participation by such party in such defense. Notwithstanding the foregoing, if any Indemnified Person shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Person that are materially different from or additional to those available to the Borrowers, the Indemnified Person may assume the defense of such action with respect to such different or additional defenses and the Borrower agrees to reimburse such Indemnified Person for the reasonable fees and expenses of any counsel retained by the Indemnified Person.

                  SECTION 9.05. SETOFF; SHARING OF SETOFFS.

                  (a) The Borrower hereby grants to the Administrative Agent and each Bank and to Wachovia as to the Swing Loan Note, a lien for all indebtedness and obligations owing to them from the Borrower upon all deposits or deposit accounts, of any kind (other than trust and escrow accounts not established for the benefit of the Administrative Agent and the Banks), or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Administrative Agent or any such Bank or otherwise in the possession or control of the Administrative Agent or any such Bank for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Administrative Agent or any such Bank, whether now existing or hereafter established hereby authorizing the Administrative Agent and each Bank at any time or times (upon at least 2 Domestic Business Days' prior notice, if no Event of Default is in existence) to apply such balances or any part thereof to such of the indebtedness and obligations owing by the Borrower to the Banks and/or the Administrative Agent then past due and in such amounts as they may elect, and whether or not the collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Administrative Agent or any such Bank as soon as the same may be put in transit to it by mail or carrier or by other bailee.

                  (b) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that
(i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

                  SECTION 9.06. AMENDMENTS AND WAIVERS.

                  (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent or the Issuing Bank are affected thereby, by the Administrative Agent or the Issuing Bank, as the case may be); provided that, no such amendment or waiver shall, unless signed by all Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or the rate of interest on any Loan or any fees (other than fees payable to the Administrative Agent) hereunder (except that the Applicable Margin may be reduced upon the consummation of an issuance of High-Yield Notes as described in Section 5.17(n) to a pricing grid whereon the lowest level is no lower than, for any Base Rate Loan, 1.50%, and for any Euro-Dollar Loan or Foreign Currency Loan, 2.00%, with the written consent of the Required Banks), (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) reduce the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans (for the avoidance of doubt not including any release of Collateral disposed of in a transaction permitted by this Agreement) or (viii) release any Guarantee given to support payment of the Loans.

                  (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement other than through the Administrative Agent, unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Administrative Agent to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

                  SECTION 9.07. NO MARGIN STOCK COLLATERAL. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  SECTION 9.08. SUCCESSORS AND ASSIGNS.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

                  (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to
(i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any Guarantee given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement, other than a participating interest therein, shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Administrative Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

                  (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all or, in the case of its Syndicated Loans and Commitments, a proportionate part of all its Syndicated Loans and Commitments, and of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Administrative Agent (and, in the case of an Assignee that is not then a Bank or an Affiliate or Related Fund of a
Bank), subject to clause (iii) below, by the Borrower; provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) if a Bank is assigning only a portion of its Commitment, then, the amount of the Commitment being assigned (determined as of the effective date of the assignment) shall be in an amount not less than $5,000,000 (except that there shall be no such minimum if the assignment is to any Bank or any Affiliate or Related Fund of any Bank), and (iii) except during the continuance of a Default, no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate or Related Fund of a Bank without the consent of the Borrower and the Administrative Agent, which consent shall not be unreasonably withheld. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Administrative Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Administrative Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee to the Administrative Agent of (1) if such Assignee is a Bank or an Affiliate or Related Fund of a Bank, $1,000, and (2) for any other Assignee, $3,500, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Administrative Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to each of such Assignee and such transferor Bank.

                  (d) Subject to the provisions of Section 9.09, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

                  (e) No Transferee shall be entitled to receive any greater payment under Section 2.13(d) or Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  (f) Anything in this Section 9.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

                  SECTION 9.09. CONFIDENTIALITY. Each Bank agrees to exercise commercially reasonable efforts to keep any financial information pertaining to the Borrower and its Affiliates and any other information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank,
(iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors, and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this
Section 9.09; provided, that should disclosure of any such confidential information be required by virtue of clause (ii) of the immediately preceding sentence, to the extent permitted by law, any relevant Bank shall promptly notify the Borrower of same so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, no Bank shall be required to delay compliance with any directive to disclose any such information so as to allow the Borrower to effect any such action.

                  SECTION 9.10. REPRESENTATION BY BANKS. Each Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided that, subject to Section 9.08, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

                  SECTION 9.11. OBLIGATIONS SEVERAL. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

                  SECTION 9.12. GEORGIA LAW. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

                  SECTION 9.13. SEVERABILITY. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

                  SECTION 9.14. INTEREST. In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Bank, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Administrative Agent and the Banks do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Administrative Agent or the Banks hereunder or under any of the Notes or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable, against the Administrative Agent or any Bank, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Administrative Agent or any Bank, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Notes or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrower, the Administrative Agent and each Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Note and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Loan Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

                  SECTION 9.15. INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                  SECTION 9.16. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. To the fullest extent permitted by law, the Borrower (a) and each of the Banks and the Administrative Agent irrevocably waives any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Administrative Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

                  SECTION 9.17. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  SECTION 9.18. SOURCE OF FUNDS -- ERISA. Each of the Banks hereby severally (and not jointly) represents to the Borrower that no part of the funds to be used by such Bank to fund the Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by such Bank in which any employee benefit plan (or its related trust) has any interest nor
(ii) any other assets of any employee benefit plan. As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                  SECTION 9.19. EUROPEAN ECONOMIC AND MONETARY UNION. (a) In this Section 9.19 and in each other provision of this Agreement to which reference is made in this Section 9.19 expressly or impliedly, the following terms have the meanings given to them in this Section 9.19

                  "commencement of the third stage of EMU" means January 1, 1999.

                  "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

                  "EMU legislation" means legislative measures of the European Council for the introduction of, changeover to or operation of the euro.

                  "euro" means the single currency of the participating member states as of the date, for each such participating member state, such participating member state's national currency unit shall be substituted by the euro.

                  "euro unit" means the currency unit of the euro.

                  "national currency unit" means the unit of currency of a participating member state, as defined on the day before the commencement of the third stage of EMU.

                  "participating member state" means each state so described in any EMU legislation, and in particular, as of the commencement of the third stage of EMU, Belgium, Germany, Spain, France, Ireland, Italy, Luxembourg, Netherlands, Austria, Portugal and Finland.

                  "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at

Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

                  (b) The provisions of paragraphs (c) to (j) below (inclusive) shall be effective at and from the commencement of the third stage of EMU, provided, that if and to the extent that any such provision relates to any state (or the currency of such state) that is not a participating member state on the commencement of the third stage of EMU, such provisions shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a participating member state.

                  (c) Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a participating member state shall be redenominated into the euro unit in accordance with EMU legislation.

                  (d) Any Foreign Currency Loan in the currency of a participating member state shall be made in the euro unit.

                  (e) With respect to any amount denominated or to be denominated in the euro or a national currency unit, any reference to a "Foreign Currency Business Day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks are generally open for business in

                           (i)      Atlanta, Georgia, London and New York City;
                                    and

                           (ii) Frankfurt am Main, Germany or any other financial center relating to the relevant national currency unit (or such principal financial center or centers in such participating member state or states as the Administrative Agent may from time to time nominate for this purpose).

                  (f) Sections 2.02(c) and 2.12(a) shall be construed so that, in relation to the payment of any amount of euro units, such amount shall be made available to the Administrative Agent in immediately, freely transferable, cleared funds to such account with such bank in Frankfurt am Main, Germany (or such other principal financial center in such participating member state as the Administrative Agent may from time to time nominate for this purpose) as the Administrative Agent shall from time to time nominate for this purpose.

                  (g) Any amount payable by the Administrative Agent to the Banks under this Agreement in the currency of a participating member state shall be paid in the euro unit.

                  (h) With respect to the payment of any amount denominated in the euro, the Administrative Agent shall not be liable to the Borrower or any of the Banks in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit) to the account with the bank in the principal financial center in the participating member state which the Borrower or, as the case may be, any Bank shall have specified for such purpose. In this paragraph (h), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of the euro.

                  (i) If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a participating member state shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a participating member state; provided, that if any Foreign Currency Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Foreign Currency Loan, at the end of the then current Interest Period.

                  (j) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for indebtedness of the Borrower to the Banks and the Banks to the Borrower under or pursuant to this Agreement:

                           (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Administrative Agent may from time to time specify; and

                           (ii) except as expressly provided in this Section 9.19, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the euro in participating member states.

                  (k) The Borrower shall from time to time, at the request of the Administrative Agent, pay to the Administrative Agent for the account of each Bank the amount of any cost or increased cost incurred by, or of any reduction in amount payable to or in the effective return on its capital to, or of interest or other return forgone by, such Bank or any holding company of such Bank as a result of the introduction of, changeover to or operation of the euro in any participating member state.

                  SECTION 9.20. [RESERVED].

                  SECTION 9.21. EXISTING CREDIT AGREEMENT; EFFECTIVENESS OF AMENDMENT AND RESTATEMENT. Until this Agreement becomes effective upon the satisfaction of the conditions contained in Section 3.01, the Existing Credit Agreement shall remain in full force and effect and shall not be affected hereby. After the Restatement Effective Date, all obligations of the Borrower under the Existing Credit Agreement shall become obligations of the Borrower hereunder, secured by the Security Documents in accordance with their terms.

               [Signatures are contained on the following pages.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                                      RUSSELL CORPORATION              (SEAL)



                                      By:
                                          -------------------------------------
                                           Robert D. Martin
                                           Senior Vice President

                                      Russell Corporation
                                      3330 Cumberland Blvd., Suite 800
                                      Atlanta, GA 30339
                                      Attention:  Legal Department
                                      Telecopier No. (678) 742-8514
                                      Confirmation No. (678) 742-8111

                                      RUSSELL EUROPE LIMITED     (SEAL)



                                      By:
                                          -------------------------------------
                                           Name:
                                           Title:

                                      Russell Europe Limited
                                      c/o Russell Corporation
                                      3330 Cumberland Blvd., Suite 800
                                      Atlanta, GA 30339
                                      Attention:  Legal Department
                                      Telecopier No. (678) 742-8514
                                      Confirmation No. (678) 742-8111

COMMITMENTS                  WACHOVIA BANK, N.A.,
                             as Administrative Agent and as a Bank       (SEAL)

$56,200,000(1)               By:
                                 ----------------------------------------------
                                  Title:


                             Lending Office
                             Wachovia Bank, N.A.
                             NC0760
                             301 South College Street
                             Charlotte, NC 28288-0760
                             Attention:  Roger Pelz, Senior Vice President
                             Telecopier:  (704) 374-6319
                             Confirmation:  (704) 374-6060



---------------
(1) Plus the commitment to fund 100% of the Foreign Currency Loans which otherwise would be allocated to Aliant Bank, as provided in Section 2.01(a).

$48,000,000                     SUNTRUST BANK (formerly Suntrust Bank, Atlanta),

                                as Syndication Agent and as a Bank (SEAL)



                                By:
                                    -----------------------------------------
                                     Title:

                                Lending Office

                                SunTrust Bank
                                303 Peachtree Street, 3rd Floor
                                Atlanta, Georgia 30308
                                Attention:  Laura Kahn
                                Telecopier No.  (404) 575-2594
                                Confirmation No.  (404) 588-7705

$48,000,000                     FIRST UNION NATIONAL BANK,

                                as Documentation Agent, Issuing Bank and as
                                a Bank       (SEAL)



                                By:
                                    -------------------------------------------
                                     Title:

                                Lending Office

                                First Union National Bank
                                NC0760
                                301 South College Street
                                Charlotte, NC 28288-0760
                                Attention:  Roger Pelz, Senior Vice President
                                Telecopier:  (704) 374-6319
                                Confirmation:  (704) 374-6060

$48,000,000                      AMSOUTH BANK, as a Bank    (SEAL)




                                 By:
                                     ----------------------------------------
                                      Title:

                                 Lending Office

                                 AmSouth Bank
                                 AmSouth Sonat Tower, 7th Floor
                                 1900 Fifth Avenue North
                                 Birmingham, AL  35203
                                 Attention:  Large Corporate
                                 Telecopier No.:  (205) 571-7578
                                 Confirmation No.:  (205) 583-4522

$25,000,000                      JPMORGAN CHASE BANK (formerly known as
                                 The Chase Manhattan Bank), as a Bank    (SEAL)



                                 By:
                                     ------------------------------------------
                                      Title:

                                 Lending Office

                                 JPMorgan Chase Bank
                                 1411 Broadway, 5th Floor
                                 New York, New York 10018
                                 Attention:  James A. Knight
                                 Telecopier No.  (212) 391-2102
                                 Confirmation No.  (212) 391-7679

$4,800,000                       ALIANT BANK       (SEAL)




                                 By:
                                     ------------------------------------------
                                      Title:

                                 Lending Office

                                 Aliant Bank
                                 1100 Corporate Parkway
                                 P.O. Box 383067
                                 Birmingham, Alabama 35238
                                 Attention:  John J. Thomas
                                 Telecopier No.  (205) 408-2001
                                 Confirmation No.  (201) 408-2003

$20,000,000                      COMERICA BANK     (SEAL)




                                 By:
                                     ------------------------------------------
                                      Title:

                                 Lending Office

                                 Comerica Bank
                                 500 Woodward Avenue
                                 Mail Code 3280
                                 Detroit, MI 48226
                                 Attention:  Danielle Butler
                                 Telecopier No.:  (313) 222-3330
                                 Confirmation No.:  (313) 222-6122


TOTAL COMMITMENTS

$250,000,000

                                                                     EXHIBIT A-1

                           SYNDICATED DOLLAR LOAN NOTE

                                Atlanta, Georgia
                                October 15, 1999

                  For value received, RUSSELL CORPORATION, an Alabama corporation (the "Borrower"), promises to pay to the order of _______________________________________ ____________, a ____________________
(the "Bank"), for the account of its Lending Office, the principal sum of ___________________________________ AND NO/100 DOLLARS ($__________), or such lesser amount as shall equal the aggregate unpaid principal amount of all Syndicated Dollar Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided for Syndicated Dollar Loans in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Syndicated Dollar Loan Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                  All Syndicated Dollar Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Syndicated Dollar Loan Note is one of the Syndicated Dollar Loan Notes referred to in the Credit Agreement dated as of October 15, 1999 among Russell Corporation, Russell Europe Limited, the Banks listed on the signature pages thereof, Wachovia Bank, N.A., as Administrative Agent, Suntrust Bank, Atlanta, as Syndication Agent and First Union National Bank, as Documentation Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrower to pay all costs of collection, including reasonable attorneys fees, in the event this Syndicated Dollar Loan Note is collected by law or through an attorney at law.

                  The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

                  IN WITNESS WHEREOF, the Borrower has caused this Syndicated Dollar Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                                       RUSSELL CORPORATION        (SEAL)



                                       By:
                                          -------------------------------------
                                          Eric N. Hoyle
                                          Executive Vice President and Chief
                                              Financial Officer

                   SYNDICATED LOANS AND PAYMENTS OF PRINCIPAL


     DATE             BASE RATE OR             AMOUNT        PRINCIPAL REPAID     MATURITY DATE         NOTATION
                    EURO DOLLAR LOAN          OF LOAN                                                    MADE BY
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

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----------------------------------------------------------------------------------------------------------------------

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

                                                                     EXHIBIT A-2


                                   [RESERVED]

                                                                     EXHIBIT A-3


                                SWING LOAN NOTE

                                Atlanta, Georgia
                                October 15, 1999

                  For value received, RUSSELL CORPORATION, an Alabama corporation (the "Borrower"), promises to pay to the order of WACHOVIA BANK, N.A., a national banking association (the "Bank"), for the account of its Lending Office, the principal sum of Fifteen Million and No/100 Dollars ($15,000,000), or such lesser amount as shall equal the aggregate unpaid principal amount of all Swing Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Swing Loan Note at the rate or rates provided for Base Rate Loans or Transaction Rate Loans, as the case may be, on the dates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank of Georgia, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                  All Swing Loans made by the Bank, the respective maturities thereof, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Swing Loan Note is the Swing Loan Note referred to in the Credit Agreement dated as of even date herewith among Russell Corporation, Russell Europe Limited, the Banks listed on the signature pages thereof, Wachovia Bank, N.A., as Administrative Agent, Suntrust Bank, Atlanta, as Syndication Agent and First Union National Bank, as Documentation Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

                  IN WITNESS WHEREOF, the Borrower has caused this Swing Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                                      RUSSELL CORPORATION        (SEAL)


                                      By:
                                          -------------------------------------
                                           Eric N. Hoyle
                                           Executive Vice President and Chief
                                              Financial Officer


----------------------------------------------------------------------------------------------
                      AMOUNT           AMOUNT OF         MATURITY            NOTATION
     DATE             OF LOAN       PRINCIPAL REPAID        DATE              MADE BY
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

                                                                     EXHIBIT A-4


                           FOREIGN CURRENCY LOAN NOTE
                                Atlanta, Georgia
                                October 15, 1999

                  For value received, RUSSELL CORPORATION, an Alabama corporation (the "Borrower"), promises to pay to the order of ____________________________________, a ____________________ (the "Bank"), for
the account of its Lending Office, the aggregate unpaid principal amount of all Foreign Currency Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for Foreign Currency Loans in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the applicable Foreign Currency in immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                  All Foreign Currency Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Note is one of the Foreign Currency Loan Notes referred to in the Credit Agreement dated as of October 15, 1999, among Russell Corporation, Russell Europe Limited, the Banks listed on the signature pages thereof, Wachovia Bank, N.A., as Administrative Agent, Suntrust Bank, Atlanta, as Syndication Agent and First Union National Bank, as Documentation Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrower to pay all costs of collection, including reasonable attorneys fees, in the event this Foreign Currency Loan Note is collected by law or through an attorney at law.

                  The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

                  IN WITNESS WHEREOF, the Borrower has caused this Foreign Currency Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                                        RUSSELL CORPORATION        (SEAL)


                                        By:
                                            --------------------------------
                                             Eric N. Hoyle
                                             Executive Vice President and Chief
                                                 Financial Officer

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO

                              NOTE OF ____________
                             DATED October 15, 1999



                   PRINCIPAL                      MATURITY OF
      DATE         AMOUNT OF LOAN                 INTEREST               PRINCIPAL            UNPAID
                   AND CURRENCY                   PERIOD                 AMOUNT PAID          BALANCE
-------------------------------------------------------------------------------------------------------------------





                                                                     EXHIBIT A-5


                           FOREIGN CURRENCY LOAN NOTE
                                Atlanta, Georgia
                                October 15, 1999

                  For value received, RUSSELL EUROPE LIMITED, a United Kingdom corporation (the "Borrower"), promises to pay to the order of _____________________ ______________, a ____________________ (the "Bank"), for
the account of its Lending Office, the aggregate unpaid principal amount of all Foreign Currency Loans made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for Foreign Currency Loans in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the applicable Foreign Currency in immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                  All Foreign Currency Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Note is one of the Foreign Currency Loan Notes referred to in the Credit Agreement dated as of October 15, 1999 among Russell Corporation, Russell Europe Limited, the Banks listed on the signature pages thereof, Wachovia Bank, N.A., as Administrative Agent, Suntrust Bank, Atlanta, as Syndication Agent and First Union National Bank, as Documentation Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrower to pay all costs of collection, including reasonable attorneys fees, in the event this Foreign Currency Loan Note is collected by law or through an attorney at law.

                  The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

                  IN WITNESS WHEREOF, the Borrower has caused this Foreign Currency Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                                          RUSSELL EUROPE LIMITED     (SEAL)


                                          By:
                                              -------------------------------
                                               Title

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO

                        NOTE OF__________________________
                             DATED October 15, 1999



                   PRINCIPAL                      MATURITY OF
      DATE         AMOUNT OF LOAN                 INTEREST               PRINCIPAL            UNPAID
                   AND CURRENCY                   PERIOD                 AMOUNT PAID          BALANCE
-----------------------------------------------------------------------------------------------------


                                                                       EXHIBIT B

                                   [RESERVED]

                                                                       EXHIBIT C

                                   [RESERVED]

                                                                       EXHIBIT D

                            ASSIGNMENT AND ACCEPTANCE
                       Dated ________________ ___, 20____

                  Reference is made to the Amended and Restated Credit Agreement dated as of January 31, 2002 (together with all amendments and modifications thereto, the "Credit Agreement") among Russell Corporation, an Alabama corporation (the "Borrower"), Russell Europe Limited, the Banks (as defined in the Credit Agreement), Wachovia Bank, N.A., as Administrative Agent (the "Administrative Agent"), Suntrust Bank (formerly Suntrust Bank, Atlanta), as Syndication Agent and First Union National Bank, as Documentation Agent). Terms defined in the Credit Agreement are used herein with the same meaning.

                  ________________________________________________________ (the
"Assignor") and _________________________________________ (the "Assignee") agree as follows:

                  The Assignor hereby sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee hereby purchases and assumes from the Assignor, a _______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a _______% interest (which on the Effective Date hereof is $__________) in the Assignor's Commitment and a ________ interest (which on the Effective Date hereof is $___________________) in the Syndicated Loans [and Swing Loans] owing to the Assignor and a ____% interest in the Notes held by the Assignor (which on the Effective Date hereof is $__________).

                  The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $__________ and the aggregate outstanding principal amount of Syndicated Loans [and Swing Loans] owing to it (without giving effect to assignments thereof which have not yet become effective) is $___________________; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) attaches the Notes referred to in paragraph 1 above and requests that the Administrative Agent exchange such Notes for new Notes as follows each dated the Effective Date: [a Syndicated Dollar Loan Note in the principal amount of $________________ and a new Foreign Currency Loan Note, each payable to the order of the Assignor,] a Syndicated Dollar Loan Note in the principal amount of $_______________ and a new Foreign Currency Loan Note, each payable to the order of the Assignee [and a Swing Loan Note payable to the order of the Assignee].

                  The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.04(a) thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 5.01(a) or (b) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof, (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action, (viii) makes the representation and warranty contained in Section 9.18 of the Credit Agreement[, and (ix) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].

                  The Effective Date for this Assignment and Acceptance shall be _______________, _____(the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for execution and acceptance by the Administrative Agent and to the Borrower for execution by the Borrower.

                  Upon such execution and acceptance by the Administrative Agent [and execution by the Borrower] [If required by the Credit Agreement], from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Sections 8.03, 9.03 and 9.04 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

                  Upon such execution and acceptance by the Administrative Agent [and execution by the Borrower] [If required by the Credit Agreement], from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Administrative Agent directly between themselves.

                  This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                                   [NAME OF ASSIGNOR]



                                   By:
                                       ----------------------------------------
                                        Title:


                                   [NAME OF ASSIGNEE]



                                   By:
                                       ----------------------------------------
                                        Title:


                                   Lending Office:
                                   [Address]

                                   WACHOVIA BANK, N.A.,
                                   As Administrative Agent



                                   By:
                                       ----------------------------------------
                                        Title:


                                   RUSSELL CORPORATION
                                   If required by the Credit Agreement


                                   By:
                                       ----------------------------------------
                                        Title:

                                                                     EXHIBIT E-1

                               NOTICE OF BORROWING

                          ----------------- ----, -----


Wachovia Bank, N.A., as Administrative Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757
Attention: Syndications Group

                  Re: Amended and Restated Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of January 31, 2002 by and among Russell Corporation and Russell Europe Limited, as Borrower, the Banks from time to time parties thereto, Wachovia Bank, N.A., as Administrative Agent, Suntrust Bank (formerly Suntrust Bank, Atlanta), as Syndication Agent and First Union National Bank, as Documentation Agent.

Gentlemen:

                  Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

                  This Notice of Borrowing is delivered to you pursuant to
Section 2.02 of the Credit Agreement.

                  [The Borrower] [Russell Europe Limited], as the Borrower with respect to Foreign Currency Borrowings]] hereby requests a [Euro-Dollar Borrowing] [Base Rate Borrowing] [Foreign Currency Borrowing] [Swing Loan Borrowing] in the aggregate principal amount of [the Dollar Equivalent of] $__________ to be made on ______________, ______, and for interest to accrue thereon at the rate established by the Credit Agreement for [Euro-Dollar Loans] [Base Rate Loans] [Foreign Currency Loans]. [The duration of the Interest Period with respect thereto shall be [1 month] [2 months] [3 months] [6 months]].

                  The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer this _________ day of ______________, ______.

                                      RUSSELL CORPORATION
                                      [AS AGENT FOR RUSSELL EUROPE LIMITED]
                                      [ADD IF APPROPRIATE]


                                      By:
                                         -------------------------------------
                                         Title:

                                                                     EXHIBIT E-2

                      NOTICE OF CONTINUATION OR CONVERSION

                          ---------------------, ------

Wachovia Bank, N.A., as Administrative Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757
Attention: Syndications Group

                  Re: Amended and Restated Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of January 31, 2002, by and among Russell Corporation, Russell Europe Limited, the Banks from time to time parties thereto, Wachovia Bank, N.A., as Administrative Agent, Suntrust Bank (formerly Suntrust Bank, Atlanta), as Syndication Agent and First Union National Bank, as Documentation Agent.

Gentlemen:

                  Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

                  This Notice of Continuation or Conversion is delivered to you pursuant to Section 2.04 of the Credit Agreement.

                  With respect to the [Euro-Dollar Loans] [Foreign Currency Loans denominated in [specify Foreign Currency]] in the aggregate amount of [the Dollar Equivalent of] $___________ which has an Interest Period ending on _____________, [the Borrower] [Russell Europe Limited, as the Borrower with respect to Foreign Currency Borrowings]] hereby requests that such loan be [converted to a] [Base Rate Loan] [Euro-Dollar Loan] [continued as a] [Euro-Dollar Loan] [Foreign Currency Loan in the same Foreign Currency]1 in the aggregate principal amount of [the Dollar Equivalent of] $__________ to be made on such date, and for interest to accrue thereon at the rate established by the Credit Agreement for [Base Rate Loans] [Euro-Dollar Loans] [Foreign Currency Loans]. [The duration of the Interest Period with respect thereto shall be [1 month] [2 months] [3 months] [6 months]].


-------------------

(1) Note: Foreign Currency Loans may only be continued in the same Foreign Currency, and may not be converted to any other type of Loan.

                  The Borrower has caused this Notice of Continuation or Conversion to be executed and delivered by its duly authorized officer this ______ day of ____________, _____.


                                  RUSSELL CORPORATION
                                  [as agent for Russell Europe Limited] [ADD IF APPROPRIATE]


                                  By:
                                     ------------------------------------
                                       Title:

                                                                       EXHIBIT F


                             COMPLIANCE CERTIFICATE

                  Reference is made to the Amended and Restated Credit Agreement dated as of January 31, 2002 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among Russell Corporation, Russell Europe Limited, the Banks from time to time parties thereto, Wachovia Bank, N.A., as Administrative Agent, Suntrust Bank (formerly Suntrust Bank, Atlanta), as Syndication Agent and First Union National Bank, as Documentation Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

                  Pursuant to Section 5.01(c) of the Credit Agreement, _____________________, the duly authorized [Chief Financial Officer/Chief Accounting Officer] of the Borrower, hereby (i) certifies to the Administrative Agent and the Banks that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of ____________________, ______, and that no Default is in existence on and as of the date hereof and
(ii) restates and reaffirms that the representations and warranties contained in
Article IV of the Credit Agreement are true on and as of the date hereof as though restated on and as of this date.


                                        RUSSELL CORPORATION (SEAL)


                                        By:
                                            -----------------------------------
                                             Name and title of [Chief Financial
                                             Officer/Chief Accounting Officer]

                              COMPLIANCE CHECK LIST
                               Russell Corporation

                        --------------------------------

                             --------------, -------


                  1.       Consolidations, Mergers and Sales of Assets (Section
5.05)

                  (a) The Borrower shall not, nor shall it permit any Subsidiary to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that (i) any Subsidiary may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation); (ii) any Subsidiary may Dispose of any or all of its assets (x) to the Borrower or any Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (y) pursuant to a Disposition permitted by paragraph (b) below; and (iii) any Investment expressly permitted by Section 5.16 may be structured as a merger, consolidation or amalgamation.

                  (b) The Borrower shall not, nor shall it permit any Subsidiary to, Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except (i) the Disposition of obsolete or worn out property in the ordinary course of business; (ii) the sale of inventory in the ordinary course of business; (iii) the purchase by Russell Financial, and the sale by the Borrower and certain of its Subsidiaries, of Receivables pursuant to the Intercompany Receivables Agreements; (iii) Dispositions permitted by clause (ii) of paragraph (a) above; (iv) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Subsidiary Guarantor; (v) Dispositions of Accounts and Related Assets (as those terms are defined in the Receivables Purchase Agreement) with an aggregate fair market value not to exceed $50,000,000 pursuant to the Receivables Purchase Agreement (provided that such Dispositions described in this clause (v) shall only be permitted between July 1, 2002 and October 31, 2002 and only at any time during which the aggregate outstanding principal amount of all Syndicated Dollar Loans and Swing Loans of all Banks and the Dollar Equivalent of the Foreign Currency Loans of all Banks equals or exceeds $225,000,000 (with the proceeds thereof having been used for the normal ongoing business and working capital needs of the Borrower and its Subsidiaries)); (vi) the sale and leaseback of the Borrower's distribution centers in Columbus, Georgia and Montgomery, Alabama for sale prices of at least $10,000,000 and $14,000,000, respectively (provided that such sale and leaseback transactions must close on or prior to May 31, 2002 (the "Permitted Sale Leasebacks")); and (vii) the sale of assets of the Borrower and its Subsidiaries listed on Schedule 5.05 hereof which have been categorized as "assets held for sale" by the Borrower; and (viii) the Disposition of other property having a fair market value not to exceed $5,000,000 in the aggregate for any Fiscal Year.

(a)  Aggregate amount of Receivables Disposed:               $____________

Limitation: (a) may not exceed $50,000,000

                              COMPLIANCE CHECK LIST
                               Russell Corporation

                        --------------------------------

                             --------------, -------


(b)  Dates upon which Receivables have been Disposed:                                          $____________

Limitation: must occur between July 1, 2002 and October 31, 2002

(c) Aggregate outstanding principal amount of all Syndicated Dollar Loans and Swing Loans      $____________
of all Banks and the Dollar Equivalent of the Foreign Currency Loans of all Banks at the
time such Receivables were disposed:

Limitation: (c) must equal or exceed $225,000,000

(d)  Fair market value of other property disposed during this Fiscal Year:                     $____________

Limitation: (d) must not exceed $5,000,000

                  2.       Investments (Section 5.16)

                  From and after the Restatement Effective Date, neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except
(i) loans or advances to officers, directors and employees (1) for relocation expenses in connection with the Restructuring Program and (2) for other purposes not exceeding $3,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business in accordance with historical practices existing on the Restatement Effective Date; (ii) deposits required by government agencies or public utilities (including pertaining to taxes and other similar charges), (iii) Investments in direct obligations of the United States Government or any agency thereof maturing within one year after the date of Investment, (iv) Investments in certificates of deposit issued by a commercial bank whose credit is satisfactory to the Administrative Agent and in certificates of deposit issued by any banking subsidiary of Wachovia Corporation, AmSouth Bancorporation, SunTrust Banks, Inc., Aliant National Corporation, Comerica Bank, JP Morgan Chase Bank, First Union National Bank or any Person who succeeds to all, or substantially all, of the assets or business of any thereof, (v) Investments in commercial paper rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's and in either case maturing within 270 days after the date of acquisition, (vi) Investments in tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's, (vii) Investments in variable rate demand bonds maturing or with optional puts within one year or less from the date of acquisition thereof, which, at the time of acquisition by the Borrower or Subsidiary, are rated not lower than A or A-1 by S&P and not lower than A2 or P-1 by Moody's, (viii) intercompany loans by the Borrower or any Subsidiary to the Borrower or any Subsidiary Guarantor, (ix) Investments in Frontier Yarns LLC in an aggregate amount not to exceed $9,900,000 (provided, that any cash Investments made in Frontier shall be limited to the proceeds of the asset transfers

                              COMPLIANCE CHECK LIST
                               Russell Corporation

                        --------------------------------

                             --------------, -------


of the Borrower's Lafayette and Gwaltney facilities and the equipment related thereto), (x) the transfer of certain Receivables pursuant to the Intercompany Receivables Agreements and/or the Receivables Purchase Agreement to the extent otherwise permitted by this Agreement; (xi) Permitted Acquisitions; (xii) Guarantees otherwise permitted by Section 5.17; and (xiii) other Investments (including joint venture and partnership investments, minority interests and loans to strategic partners) which do not exceed an aggregate amount of $5,000,000 in any Fiscal Year.

Aggregate principal amount outstanding of loans or advances to officers,                      $____________
directors and  employees (other than for relocation expenses in connection with the Restructuring Program) in the ordinary course of business in accordance with historical practices existing on the Closing Date

                  Limitation                                                                  $3,000,000

Other aggregate  Investments in the current Fiscal Year not permitted by clauses (i) through  $____________
(xi) above

                  Limitation                                                                  $5,000,000

                  3.       Debt/EBITDA Ratio (Section 5.20)

                  The Borrower shall not, on any date during any Fiscal Quarter set forth below, permit the Debt/EBITDA Ratio to be greater than the ratio set forth below for such Fiscal Quarter:


                           Fiscal Quarter                      Ratio
                           --------------                      -----
                           FQ 4 2001                       3.25 to 1.00

                           FQ 1 2002                       3.65 to 1.00

                           FQ 2 2002                       3.75 to 1.00

                           FQ 3 2002                       3.65 to 1.00

                           FQ 4 2002                       2.65 to 1.00

                           FQ 1 2003                       3.00 to 1.00

                           FQ 2 2003                       3.00 to 1.00

                              COMPLIANCE CHECK LIST
                               Russell Corporation

                        --------------------------------

                             --------------, -------


                           FQ 3 2003                       3.00 to 1.00

                           FQ 4 2003                       2.50 to 1.00

                           FQ 1 2004                       2.75 to 1.00

                           FQ 2 2004                       2.75 to 1.00

                           FQ 3 2004                       2.75 to 1.00

                           FQ 4 2004                       2.50 to 1.00


(a)  Consolidated Total Debt--Schedule 2                   $______________

(b)  Consolidated EBITDA--Schedule 1                       $______________

(c)  Ratio of (a) to (b)                                   ____ to 1.00

(d)  Maximum ratio                                         ____ to 1.00 (see above)

                  4.       Minimum Consolidated Net Worth (Section 5.21)

                  Consolidated Net Worth shall at no time be less than the sum of (i) $415,000,000, (ii) 50% of Reported Net Income for each Fiscal Quarter (beginning with the Fiscal Quarter ending March 31, 2002) for which Reported Net Income is positive, calculated quarterly at the end of each such Fiscal Quarter, and (iii) 100% of the cumulative net proceeds of Capital Stock received during any period after the Restatement Effective Date, calculated quarterly at the end of each Fiscal Quarter.

(a)      Consolidated Net Worth--Schedule 3                                              $____________

(b)      Cumulative Reported Net Income of the Borrower and its                          $____________
         Consolidated Subsidiaries

(c)      50% of (b)                                                                      $____________

(d)      Cumulative Net Proceeds of Capital Stock received after the
         Restatement Effective Date

(e)      Sum of $415,000,000, (c) and (d)                                                $____________

                             COMPLIANCE CHECK LIST
                               Russell Corporation

                        --------------------------------

                             --------------, -------


(1)      Limitation:  (a) may not be less than (e)



                  5.       Debt Service Coverage Ratio (Section 5.22)

                  The Borrower shall not permit the Debt Service Coverage Ratio for any period of four consecutive Fiscal Quarters ending with any Fiscal Quarter set forth below to be less than the ratio set forth below opposite such Fiscal Quarter:

                           Fiscal Quarter                       Ratio
                           --------------                       -----
                           FQ 4 2001                       1.60 to 1.00

                           FQ 1 2002                       1.60 to 1.00

                           FQ 2 2002                       1.60 to 1.00

                           FQ 3 2002                       1.90 to 1.00

                           FQ 4 2002                       1.65 to 1.00

                           FQ 1 2003                       1.70 to 1.00

                           FQ 2 2003                       1.75 to 1.00

                           FQ 3 2003                       1.75 to 1.00

                           FQ 4 2003                       1.75 to 1.00

                           FQ 1 2004                       1.75 to 1.00

                           FQ 2 2004                       1.75 to 1.00

                           FQ 3 2004                       1.75 to 1.00

                           FQ 4 2004                       1.75 to 1.00

----------------
(1) For the purposes of this section the calculation of Reported Net Income excludes any Fiscal Quarter in which the Reported Net Income of the Borrower is its Consolidated Subsidiaries is negative and 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Closing Date.

                              COMPLIANCE CHECK LIST
                               Russell Corporation

                        --------------------------------

                             --------------, -------

(a)      Consolidated EBITDA--see Schedule 1                                             $______________

(b)      Consolidated Interest Expense--see Schedule 4                                   $______________

(c)      Aggregate amount of payments on account of principal of Debt of the Borrower    $______________
         or any of its Subsidiaries scheduled to be made during the next four consecutive Fiscal Quarters

(d)      Sum of (b) and (c)                                                              $______________

(e)      Actual Ratio of (a) to (d)                                                       __ to 1.0

         Limitation (e) must be less than __ to 1.0 (see above)

                       Capital Expenditures (Section 5.23)

                  Neither the Borrower nor any of its Consolidated Subsidiaries shall make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Consolidated Subsidiaries in the ordinary course of business during the 2002, 2003 and 2004 Fiscal Years not to exceed $40,000,000 in the aggregate during any such Fiscal Year; provided, that (a) up to $10,000,000 of such amount for any such Fiscal Year, if not so expended in the Fiscal Year for which it is permitted, may be carried over for expenditure in the next succeeding Fiscal Year and (b) Capital Expenditures made pursuant to this Section during any Fiscal Year shall be deemed made, first, in respect of amounts permitted for such Fiscal Year as provided above and, second, in respect of amounts carried over from the prior Fiscal Year pursuant to clause (a) above.

(a)      Aggregate amount of Capital Expenditures during this Fiscal Year (must be FY    $______________
         2002, 2003 or 2004)

(b)      Aggregate amount of Capital Expenditures permitted to be carried over from $______________ the prior Fiscal Year (only available in FY 2003
         and FY 2004 with such amount not to exceed $10,000,000)                         $______________

(c)      Sum of (b) and $40,000,000                                                      $______________

Limitation: (a) may not exceed (c)                                                       __ to 1.0

                              COMPLIANCE CHECK LIST
                               Russell Corporation

                        --------------------------------

                             --------------, -------

                                                                     Schedule 1

                              Consolidated EBITDA(3)

(a)      Consolidated Net Income for:

         ___ quarter ___                                    $

         ___ quarter ___                                    $

         ___ quarter ___                                    $

         ___ quarter ___                                    $

                  Total                                     $

(b)      Consolidated Interest Expense for:

         ___ quarter ___                                    $

         ___ quarter ___                                    $

         ___ quarter ___                                    $

         ___ quarter ___                                    $

                  Total                                     $

(c)      Taxes on income for:

         ___ quarter ___                                    $

         ___ quarter ___                                    $

         ___ quarter ___                                    $

         ___ quarter ___                                    $


(3) With respect to any Consolidated Subsidiary acquired during the four Fiscal Quarter period set forth below, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire four Fiscal Quarter period.

                              COMPLIANCE CHECK LIST
                               Russell Corporation

                        --------------------------------

                             --------------, -------

                  Total                                                                  $


(d)      restructuring, relocation and other unusual charges incurred in connection      $
         with the Restructuring Program in Fiscal Years 1998 through 2001, not exceeding, on a pre-tax basis, (i) $61,078,000 in the third Fiscal
         Quarter of Fiscal Year 1998, (ii) $13,929,000 in the fourth Fiscal
         Quarter of Fiscal Year 1998, (iii) $26,900,800 in the first Fiscal
         Quarter of Fiscal Year 1999, (iv) $4,374,500 in the second Fiscal
         Quarter of Fiscal Year 1999 and (v) an aggregate of $102,026,000 in the period from and including the third Fiscal Quarter of Fiscal Year 1999 through the end of Fiscal Year 2001; and in any event the aggregate of all such charges on an after-tax basis shall not exceed $125,000,000

(e)      Depreciation expense for:

         ___ quarter ___                                                                 $

         ___ quarter ___                                                                 $

         ___ quarter ___                                                                 $

         ___ quarter ___                                                                 $

                  Total                                                                  $

(f)      Amortization expense for:

         ___ quarter ___                                                                 $

         ___ quarter ___                                                                 $

         ___ quarter ___                                                                 $

         ___ quarter ___                                                                 $

                  Total                                                                  $

(g)      Other non-cash charges for:

         ___ quarter ___                                                                 $


                              COMPLIANCE CHECK LIST
                               Russell Corporation

                        --------------------------------

                             --------------, -------

         ___ quarter ___                                                                 $

         ___ quarter ___                                                                 $

         ___ quarter ___                                                                 $

Total                                                                                    $

TOTAL CONSOLIDATED EBITDA (sum of (a) through (g))                                       $

                              COMPLIANCE CHECK LIST
                               Russell Corporation

                        --------------------------------

                             --------------, -------


                             Consolidated Total Debt

(1)      obligations for borrowed money                                                  $___________

(2)      obligations of such Person evidenced by bonds, debentures, notes or other       $___________
similar instruments

(3)      obligations of such Person to pay the deferred purchase price of property or    $___________
services, except trade accounts payable arising in the ordinary course of business

(4)      obligations as lessee under capital leases                                      $___________

(5)      obligations of such Person to reimburse any bank or other Person in respect     $___________
of amounts payable under a banker's acceptance

(6)      Redeemable Preferred Stock of such Person (in the event such Person is a        $___________
corporation)

(7)      all obligations of such Person to reimburse any bank or other Person in         $___________
respect of amounts paid or to be paid under a letter of credit or similar instrument
(whether drawn or undrawn) to the extent it does not arise from commercial letters of credit or similar instruments

(8)      all Debt of others secured by a Lien on any asset of such Person, whether or    $___________
not such Debt is assumed by such Person

(9)      all net obligations of such Person with respect to interest rate protection     $___________
agreements, foreign currency exchange agreements or other hedging arrangements (valued as the termination value thereof computed in accordance with a method approved by the
International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any)

(10)     To the extent not included in (1) through (9) above, all Debt of Elcatex        $___________
Guaranteed by the Borrower or any of its Consolidated Subsidiaries

                              COMPLIANCE CHECK LIST
                               Russell Corporation

                        --------------------------------

                             --------------, -------


(11)     other Debts of the types described in (1) through (10) above of Persons other   $___________
than the Borrower or a Consolidated Subsidiary which are Guaranteed by the Borrowers or any Consolidated Subsidiary(4)







----------------------

(4) Include the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

                              COMPLIANCE CHECK LIST
                               Russell Corporation

                        --------------------------------

                             --------------, -------



                                                                  (5) Schedule 3


                             Consolidated Net Worth

(a)      Shareholders' equity of the Borrower and its Consolidated Subsidiaries, as      $____________
set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP

(b)      Amount of Redeemable Preferred Stock of the Borrower or any of its              $____________
Consolidated Subsidiaries

(c)      CONSOLIDATED NET WORTH = (a) minus (b)                                          $____________




-----------------------
(5) Include such Debt of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, other than non-recourse Debt of such partnership or unincorporated joint venture.

                              COMPLIANCE CHECK LIST
                               Russell Corporation

                        --------------------------------

                             --------------, -------



                                                                      Schedule 4
                          Consolidated Interest Expense

Consolidated Interest Expense for:

         ___ quarter ___                          $____________

         ___ quarter ___                          $____________

         ___ quarter ___                          $____________

         ___ quarter ___                          $____________

Total                                             $____________

                                                                       EXHIBIT G

                                   [RESERVED]

                                                                       EXHIBIT H

                                   [RESERVED]

                                                                       EXHIBIT I


                                   [RESERVED]

                                                                       EXHIBIT J


                                   [RESERVED]

                                                                       EXHIBIT K


                                   [RESERVED]

                                                                       EXHIBIT L

                                    GUARANTY

                  THIS GUARANTY (this "Guaranty") is made as of October 15, 1999, by RUSSELL CORPORATION, an Alabama corporation (the "Guarantor) in favor of the Administrative Agent, for the ratable benefit of the Banks, under the Credit Agreement referred to below;

                              W I T N E S S E T H :

                  WHEREAS, Russell Corporation (the Guarantor") and Russell Europe Limited, as a Borrower only with respect to Foreign Currencies (the Foreign Currency Borrower"), Wachovia Bank, N.A., as Administrative Agent (the "Administrative Agent"), Suntrust Bank, Atlanta, as Syndication Agent, First Union National Bank, as Documentation Agent and certain other Banks from time to time party thereto have entered into a certain Credit Agreement dated as October 15, 1999 (as amended as of the date hereof and as it may be amended or modified further from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Banks to the Foreign Currency Borrower which will the benefit the Guarantor;

                  WHEREAS, it is required under Section 3.01 of the Credit Agreement that the Guarantor execute and deliver this Guaranty whereby it shall guarantee the payment when due of all principal, interest and other amounts that shall be at any time payable by the Foreign Currency Borrower under the Credit Agreement, the Foreign Currency Loan Notes and the other Loan Documents executed by it; and

                  WHEREAS, in consideration of the ownership of the Foreign Currency Borrower by the Guarantor, and in order to induce the Banks and the Administrative Agent to enter into and maintain the credit facilities under the Credit Agreement, the Guarantor is willing to guarantee the obligations of the Foreign Currency Borrower under the Credit Agreement, the Notes and the other Loan Documents executed by it;

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

                  SECTION 2. The Guaranty. The Guarantor hereby unconditionally guarantees (i) the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Foreign Currency Loan Note issued by the Foreign Currency Borrower pursuant to the Credit Agreement, and the full and punctual payment of all other amounts payable by the Foreign Currency Borrower under the Credit Agreement, including, without limitation, all Foreign Currency Loans made to the Foreign Currency Borrower and interest thereon, and (ii) the timely performance of all other obligations of the Foreign Currency Borrower under the Credit Agreement and the other Loan Documents executed by it (all of the foregoing obligations being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Foreign Currency Borrower to pay punctually any such amount or perform such obligations, the Guarantor agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement, the relevant Note or the relevant Loan Document, as the case may be, or perform such obligation in accordance with the terms and conditions therefor specified in the Credit Agreement or the other Loan Documents, and pay all costs of collection, including reasonable attorneys fees; provided that, notwithstanding the provisions of O.C.G.A. ss. 13-1-11(a)(2) to the contrary, the Guarantor shall not be obligated to pay more than the attorneys fees actually incurred in connection with such collection.

                  SECTION 3. Guaranty Unconditional. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Foreign Currency Borrower under the Credit Agreement, any Note, or any other Loan Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Guaranteed Obligations;

                  (b) any modification or amendment of or supplement to the Credit Agreement, any Note, or any other Loan Document;

                  (c) any release, nonperfection or invalidity of any direct or indirect security, if any, for any obligation of the Foreign Currency Borrower under the Credit Agreement, any Note, any Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations;

                  (d) any change in the partnership structure or ownership of the Foreign Currency Borrower or corporate structure or ownership of any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Foreign Currency Borrower, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Foreign Currency Borrower, or any other guarantor of any of the Guaranteed Obligations;

                  (e) the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Foreign Currency Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim

                  (f) any invalidity or unenforceability relating to or against the Foreign Currency Borrower, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any other Guarantee, or the lack of legal existence of the Foreign Currency Borrower, or any provision of applicable law or regulation purporting to prohibit or make illegal the payment by the Foreign Currency Borrower, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Foreign Currency Borrower under the Credit Agreement, the

Notes, or any other Loan Document, or the performance of any other obligation or undertaking of the Foreign Currency Borrower under the Credit Agreement, any other Loan Document, or any other Guarantee or otherwise making any of the Guaranteed Obligations irrecoverable from the Foreign Currency Borrower for any reason; or

                  (g) any law, regulation, order, decree or directive (whether or not having the force of law) or any interpretation thereof, now or hereafter in effect in any jurisdiction, that purports to modify any of the terms of or rights of any Bank with respect to any Guaranteed Obligation or under the Credit Agreement or any other Loan Document or this Guaranty, including without limitation any law, regulation, order, decree or directive or interpretation thereof that purports to require or permit the satisfaction of any Guaranteed Obligation other than strictly in accordance with the terms of the Credit Agreement or any other Loan Document (such as by the tender of a currency other than the relevant Foreign Currency) or that restricts the procurement of the Foreign Currency by the Foreign Currency Borrower or the Guarantor, or any agreement, whether or not signed by or on behalf of any Bank, in connection with the restructuring or rescheduling of public or private obligations in any Borrower's country, whether or not such agreement is stated to cause or permit the discharge of the Guaranteed Obligations prior to the final payment in full of the Guaranteed Obligations in the relevant Foreign Currency in strict accordance with the Credit Agreement or other Loan Documents

                  (h) any other act or omission to act or delay of any kind by the Foreign Currency Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guarantor's obligations hereunder.

                  SECTION 4. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Foreign Currency Borrower under the Credit Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Foreign Currency Borrower or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

                  SECTION 5. WAIVER OF NOTICE BY THE GUARANTOR. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Foreign Currency Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

                  SECTION 6. STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Foreign Currency Borrower under the Credit Agreement, any Note or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Foreign Currency Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Administrative Agent made at the request of the Required Banks.

                  SECTION 7. NOTICES. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of Section 9.01 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice, 3 Domestic Business Days after such communication is deposited in the mails with first class postage prepaid, in each case given or addressed as aforesaid.

                  SECTION 8. NO WAIVERS. No failure or delay by the Administrative Agent or any Banks in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 9. SUCCESSORS AND ASSIGNS. This Guaranty is for the benefit of the Administrative Agent and the Banks and their respective successors and assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Notes, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty may not be assigned by the Guarantor without the prior written consent of the Administrative Agent and the Required Banks, and shall be binding upon the Guarantor and its successors and permitted assigns.

                  SECTION 10. CHANGES IN WRITING. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantor and the Administrative Agent, with the consent of the Required Banks.

                  SECTION 11. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA. EACH OF THE GUARANTOR AND THE ADMINISTRATIVE AGENT HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA STATE COURT SITTING IN ATLANTA, GEORGIA AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE GUARANTOR AND THE ADMINISTRATIVE

AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 12. TAXES, ETC. All payments required to be made by the Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority pursuant and subject to the provisions of Section 2.13(c) of the Credit Agreement, the terms of which are incorporated herein by reference as to the Guarantor as fully as if set forth herein, and for such purposes, the rights and obligations of the Foreign Currency Borrower under such Section shall devolve to the Guarantor as to payments required to be made by the Guarantor hereunder.

                   SECTION 13. FAILURE TO PAY IN FOREIGN CURRENCY. If the Guarantor is unable for any reason to effect payment in a relevant Foreign Currency as required by this Guaranty or if the Guarantor shall default in the Foreign Currency, each Bank may, through the Administrative Agent, require such payment to be made in Dollars in the Dollar Equivalent amount of such payment. In any case in which the Guarantor shall make such payment in Dollars, the Guarantor agrees to hold the Banks harmless from any loss incurred by the Banks arising from any change in the value of Dollars in relation to such Foreign Currency between the date such payment became due and the date of payment thereof.

                  SECTION 14. JUDGMENT CURRENCY. If for the purpose of obtaining judgment in any court or enforcing any such judgment it is necessary to convert any amount due in any Foreign Currency into any other currency, the rate of exchange used shall be the Administrative Agent's spot rate of exchange for the purchase of the Foreign Currency with such other currency at the close of business on the Foreign Currency Business Day preceding the date on which judgment is given or any order for payment is made. The obligation of the Guarantor in respect of any amount due from it hereunder shall, notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any judgment or order in any other currency or otherwise be discharged only to the extent that on the Foreign Currency Business Day following receipt by the Administrative Agent of any payment in a currency other than the relevant Foreign Currency the Agent is able (in accordance with normal banking procedures) to purchase the relevant Foreign Currency with such other currency. If the amount of the relevant Foreign Currency that the Administrative Agent is able to purchase with such other currency is less than the amount due in the relevant Foreign Currency, notwithstanding any judgment or order, the Guarantor shall indemnify the Banks for the shortfall.

                  IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the date first above written.

                                      RUSSELL CORPORATION


                                      By:
                                           ------------------------------------
                                            Eric N. Hoyle
                                            Executive Vice President and Chief
                                              Financial Officer

                                                                       EXHIBIT M


                        FORM OF CONSENT AND CONFIRMATION

                  Reference is made to (i) the Credit Agreement, dated as of October 15, 1999 (together with all amendments and modifications prior to the date hereto, the "Original Credit Agreement"), among Russell Corporation, Russell Europe Limited, the banks party thereto, Wachovia Bank, N.A., as Administrative Agent, Suntrust Bank, Atlanta, as Syndication Agent and First Union National Bank, as Documentation Agent and (ii) the Amended and Restated Credit Agreement dated as of January 31, 2002 (together with all amendments and modifications thereto, the "Credit Agreement") among Russell Corporation, an Alabama corporation (the "Borrower"), Russell Europe Limited, the Banks (as defined in the Credit Agreement), Wachovia Bank, N.A., as Administrative Agent (the "Administrative Agent"), Suntrust Bank (formerly Suntrust Bank, Atlanta), as Syndication Agent and First Union National Bank, as Documentation Agent). Terms defined in the Credit Agreement are used herein with the same meaning.

                  Each of the undersigned hereby consents to the amendment and restatement of the Original Credit Agreement pursuant to the Credit Agreement and hereby confirms, reaffirms and restates that the Loan Documents to which it is a party (and its obligations thereunder) are and shall remain in full force and effect after giving effect to the amendment and restatement of the Original Credit Agreement pursuant to the Credit Agreement.


                  Date:  January 31, 2002



                                      CROSS CREEK APPAREL, LLC

                                      By:  CROSS CREEK HOLDINGS, INC.,
                                              its sole member and manager



                                      By:
                                         --------------------------------------
                                           Name:
                                           Title:


                                      CROSS CREEK HOLDINGS, INC.



                                      By:
                                         --------------------------------------
                                           Name:
                                           Title:

                                      DESOTO MILLS, INC.



                                      By:
                                         --------------------------------------
                                           Name:
                                           Title:



                                      RUSSELL FINANCIAL SERVICES, INC.



                                      By:
                                         --------------------------------------
                                           Name:
                                           Title:



                                      RUSSELL ASSET MANAGEMENT, INC.



                                      By:
                                         --------------------------------------
                                           Name:
                                           Title:



                                      RINTEL PROPERTIES, INC



                                      By:
                                         --------------------------------------
                                           Name:
                                           Title:

                                                                   SCHEDULE 4.08
                                        to Amended and Restated Credit Agreement

                                  SUBSIDIARIES

                     SUBSIDIARIES                                    JURISDICTION OF FORMATION
                     ------------                                    -------------------------
Domestic:
Alexander City Flying Service, Inc.                     Alabama
------------------------------------------------------- -----------------------------------------------------
Cross Creek Apparel, LLC                                North Carolina
------------------------------------------------------- -----------------------------------------------------
Cross Creek Holdings, Inc.                              Delaware
------------------------------------------------------- -----------------------------------------------------
DeSoto Mills, Inc.                                      Alabama
------------------------------------------------------- -----------------------------------------------------
Jerzees Apparel, LLC                                    Georgia
------------------------------------------------------- -----------------------------------------------------
Mossy Oak Apparel Company                               Delaware
------------------------------------------------------- -----------------------------------------------------
RINTEL Properties, Inc.                                 Delaware
------------------------------------------------------- -----------------------------------------------------
Russell Apparel, LLC                                    Alabama
------------------------------------------------------- -----------------------------------------------------
Russell Asset Management, Inc.                          Delaware
------------------------------------------------------- -----------------------------------------------------
Russell Athletic, Inc.                                  Georgia
------------------------------------------------------- -----------------------------------------------------
Russell Athletic West, Inc.                             Nevada
------------------------------------------------------- -----------------------------------------------------
Russell Financial Services, Inc.                        Delaware
------------------------------------------------------- -----------------------------------------------------
Russell Servicing Company, Inc.                         Alabama
------------------------------------------------------- -----------------------------------------------------
Russell Corporation                                     Delaware
------------------------------------------------------- -----------------------------------------------------
Russell Yarn LLC                                        Alabama
------------------------------------------------------- -----------------------------------------------------

Foreign:
Athletic de Camargo S.A. de C.V.                        Mexico
------------------------------------------------------- -----------------------------------------------------
Citygate Textiles Limited                               United Kingdom
------------------------------------------------------- -----------------------------------------------------
Cross Creek de Honduras, S.A. de C.V.                   Honduras
------------------------------------------------------- -----------------------------------------------------
Cross Creek de Jimenez, S.A. de C.V.                    Mexico
------------------------------------------------------- -----------------------------------------------------
Eagle R Holdings Limited                                United Kingdom
------------------------------------------------------- -----------------------------------------------------
Jerzees Campeche, S.A. de C.V.                          Mexico
------------------------------------------------------- -----------------------------------------------------
Jerzees Chloma, S.A.                                    Honduras
------------------------------------------------------- -----------------------------------------------------
Jerzees de Buena Vista, S.A.                            Honduras
------------------------------------------------------- -----------------------------------------------------
Jerzees de Honduras, S.A. de C.V.                       Honduras
------------------------------------------------------- -----------------------------------------------------
Jerzees Yucatan, S.A. de C.V.                           Mexico
------------------------------------------------------- -----------------------------------------------------
RUServicios, S.A                                        Honduras
------------------------------------------------------- -----------------------------------------------------
Russell Co-Op LLC                                       Guam
------------------------------------------------------- -----------------------------------------------------
Russell Corp. Australia Pty. Ltd.                       Australia
------------------------------------------------------- -----------------------------------------------------
Russell Corp. Bangladesh Limited                        Bangladesh
------------------------------------------------------- -----------------------------------------------------
Russell Corp. Canada Ltd.                               Canada
------------------------------------------------------- -----------------------------------------------------
Russell Corp. Far East Limited                          Hong Kong
------------------------------------------------------- -----------------------------------------------------
Russell CZ s.r.o.                                       Czech Republic
------------------------------------------------------- -----------------------------------------------------
Russell do Brasil Ltda                                  Brazil
------------------------------------------------------- -----------------------------------------------------
Russell Europe Limited                                  United Kingdom
------------------------------------------------------- -----------------------------------------------------
Russell Foreign Sales, Ltd.                             Barbados
------------------------------------------------------- -----------------------------------------------------
Russell France, S.A.R.L.                                France
------------------------------------------------------- -----------------------------------------------------
Russell Germany, GmbH                                   Germany
------------------------------------------------------- -----------------------------------------------------
Russell Holdings Europe B.V.                            Netherlands
------------------------------------------------------- -----------------------------------------------------
Russell Italy S.r.L.                                    Italy
------------------------------------------------------- -----------------------------------------------------
Russell Japan KK                                        Japan
------------------------------------------------------- -----------------------------------------------------
Russell Mexico, S.A. de C.V.                            Mexico
------------------------------------------------------- -----------------------------------------------------
Russell Spain, S.L.                                     Spain
------------------------------------------------------- -----------------------------------------------------
Servicios Russell, S.A. de C.V.                         Mexico

                                                                   SCHEDULE 5.05
                                        to Amended and Restated Credit Agreement


                              ASSETS HELD FOR SALE


                       LOCATION/DESCRIPTION                               ACREAGE/SQ. FOOTAGE
-----------------------------------------------------------------------------------------------------
MARIANNA DISTRIBUTION CENTER                                              259,271 sq. ft./21.5 Acres
MARIANNA, FL
MARIANNA, FL

FLOYD, VA FACILITY                                                        50,904 sq. ft./11.51 Acres

ASHLAND, AL FACILITY                                                        29,000 sq. ft./4.5 Acres

COOSA T&E FACILITY                                                           50,350 sq. ft./17 Acres
ALEXANDER CITY, AL

LAFAYETTE, AL FACILITY                                                      81,750 sq. ft./9.9 Acres

SYLACAUGA, AL FACILITY                                                    137,485 sq. ft./12.5 Acres

COOSA #2 PLANT                                                              157,697 sq. ft./20 Acres
ALEXANDER CITY, AL

COOSA #1 PLANT                                                             126,574 sq. ft./ 23 Acres
ALEXANDER CITY, AL

PERSONNEL BUILDING                                                            21,930 sq. ft./5 Acres
ALEXANDER CITY, AL

R&D BUILDING                                                                  42,464 sq. ft./5 Acres
ALEXANDER CITY, AL

MT. AIRY, NC                                                              152,268 sq. ft./14.8 Acres
KNITTING PLANT

SURPLUS LAND                                                                                93 Acres
CARTHAGE, NC

MT. AIRY, NC                                                             214,000 sq. ft./24.50 Acres
DISTRIBUTION CENTER

MT. AIRY, NC                                                                            74,748 sq ft
FRANKLIN STREET

FT PIERCE MALL                                                                         151,690 sq ft
FT. PIERCE, FL

FT WALTON MALL                                                                          44,125 sq ft
FT. WALTON, FL

ALEXANDER CITY, AL                                                                      14,060 sq ft
DOWNTOWN OFFICES

COMMANDER HOUSE
ALEXANDER CITY, AL

5 ACRE TRACT - ACROSS FROM RETAIL STORE
ALEXANDER CITY, AL

5.8 ACRE TRACT ON US280
ALEXANDER CITY, AL

10 ACRE TRACT BETWEEN AIRPORT RD. & US280
ALEXANDER CITY, AL

20 ACRE TRACT ON ELKAHATCHEE STREET
ALEXANDER CITY, AL

64 ACRE TRACT ACROSS FROM CENTRAL ALABAMA
COMMUNITY COLLEGE
ALEXANDER CITY, AL

12 ACRE TRACT AT INTERSECTION OF US280 & AL63
ALEXANDER CITY, AL

1.55 ACRE TRACT BETWEEN TECH CENTER & RADNEY SCHOOL
ALEXANDER CITY, AL

17.5 ACRE TRACT BETWEEN RADNEY SCHOOL & SPORTSPLEX
ALEXANDER CITY, AL

CITATION COMMERCIAL JET -1990 MODEL

1,700 ACRE RUSSELL POND TRACT
ALEXANDER CITY, AL

                                                                   SCHEDULE 5.17
                                        to Amended and Restated Credit Agreement


                            PERMITTED LIENS AND DEBTS

         1.       UCC Financing Statements and Tax Liens

--------------------------------------------------------------------------------------------------------------------------

      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek         Pitney Bowes      North Carolina       001490763           8/11/97         Specified Equipment
  Apparel, Inc.     Credit Corporation    Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek          Associates       North Carolina      19980038254          6/23/98         Specified Equipment
  Apparel, Inc.       Leasing, Inc.       Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek       Telimagine, Inc.    North Carolina      20000008199          1/24/00         Specified Equipment
  Apparel, Inc.                           Secretary of
                    Assignee: Conseco        State
                      Finance Vendor
                         Services
                       Corporation

                    Assigned to Wells
                     Fargo Financial
                      Leasing, Inc.
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek         Pitney Bowes      North Carolina      20000035920          4/7/00          Specified Equipment
  Apparel, Inc.     Credit Corporation    Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek       Western Carolina    North Carolina      20000123088         12/20/00       Specified equipment and
  Apparel, Inc.       Forklift, Inc.      Secretary of                                         all attachments and parts
                        Assignee:            State
                         The CIT
                     Group/Equipment
                     Financing, Inc.
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek      OMNOVA Solutions,    North Carolina      200105042981         7/26/01      Specified consigned goods
 Apparel, LLC as    Inc. as successor     Secretary of
   successor in       in interest to         State                            Amended 9/5/01
interest to Cross        GenCorp
  Creek Apparel,       Performance
       Inc.             Chemicals
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek      Russell Financial    North Carolina      20010508519L         8/7/01         Receivables, customer
   Apparel, LLC       Services, Inc.      Secretary of                                             agreements, goods,
                                             State                                             security for receivables,
                                                                                                 books and records, and
                                                                                                        proceeds
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek        Wachovia Bank,     North Carolina      20010508526H         8/7/01           Accounts, Payment
   Apparel, LLC       N.A., as Agent      Secretary of                                          Intangibles, Supporting
                                             State                                             Obligations, rights under
                                                                                                Receivables Purchase and
                                                                                                Sale Agreement, Deposit
                                                                                                 Accounts, money, books
                                                                                               and records, and proceeds
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek          Associates       Surry County,        98-001171           6/24/98         Specified Equipment
  Apparel, Inc.       Leasing, Inc.      North Carolina
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek       Vanguard Supreme    Surry County,        00-000893           4/12/00         Specified Equipment
  Apparel, Inc.                          North Carolina
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek       Western Carolina    Surry County,        00-002495          12/20/00              Specified
  Apparel, Inc.       Forklift, Inc.     North Carolina                                                 Equipment
                      Assignee: The
                       CIT Group /
                        Equipment
                     Financing, Inc.
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek      Russell Financial       Alabama         B2001-30931FS         8/6/01         Receivables, customer
   Apparel, LLC       Services, Inc.      Secretary of                                             agreements, goods,
                                             State                                             security for receivables,
                                                                                                 books and records, and
                                                                                                        proceeds
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek        Wachovia Bank,        Alabama         B2001-30936FS         8/6/01           Accounts, Payment
   Apparel, LLC       N.A., as Agent      Secretary of                                          Intangibles, Supporting
                                             State                                             Obligations, rights under
                                                                                                Receivables Purchase and
                                                                                                Sale Agreement, Deposit
                                                                                                 Accounts, money, books
                                                                                               and records, and proceeds
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek      Russell Financial     Cobb County,       033200109712         8/6/01         Receivables, customer
   Apparel, LLC       Services, Inc.        Georgia                                                agreements, goods,
                                                                                               security for receivables,
                                                                                                 books and records, and
                                                                                                        proceeds
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek        Wachovia Bank,      Cobb County,       033200109717         8/6/01           Accounts, Payment
   Apparel, LLC       N.A., as Agent        Georgia                                             Intangibles, Supporting
                                                                                               Obligations, rights under
                                                                                                Receivables Purchase and
                                                                                                Sale Agreement, Deposit
                                                                                                 Accounts, money, books
                                                                                               and records, and proceeds
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek        Wachovia Bank,      Cobb County,       033200109718         8/6/01           Accounts, Payment
  Holdings, Inc.      N.A., as Agent        Georgia                                             Intangibles, Supporting
                                                                                                  Obligations, Deposit
                                                                                                 Accounts, money, books
                                                                                               and records, and proceeds
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek        Wachovia Bank,        Delaware         20011046510          8/28/01          Accounts, Payment
  Holdings, Inc.      N.A., as Agent      Secretary of                                          Intangibles, Supporting
                           State Obligations, Deposit
                                                                                                 Accounts, money, books
                                                                                               and records, and proceeds
--------------------------------------------------------------------------------------------------------------------------
DeSoto Mills, Inc.  Russell Financial       Alabama         B2001-30930FS         8/6/01         Receivables, customer
                      Services, Inc.      Secretary of                                             agreements, goods,
                                             State                                             security for receivables,
                                                                                                 books and records, and
                                                                                                        proceeds
--------------------------------------------------------------------------------------------------------------------------
DeSoto Mills, Inc.    Wachovia Bank,        Alabama         B2001-30935FS         8/6/01           Accounts, General
                      N.A., as Agent      Secretary of                                         Intangibles, rights under
                                             State                                              Receivables Purchase and
                                                                                                Sale Agreement, Deposit
                                                                                                 Accounts, money, books
                                                                                               and records, and proceeds
--------------------------------------------------------------------------------------------------------------------------
DeSoto Mills, Inc.  Russell Financial     Cobb County,       033200109713         8/6/01         Receivables, customer
                      Services, Inc.        Georgia                                                agreements, goods,
                                                                                               security for receivables,
                                                                                                 books and records, and
                                                                                                        proceeds
--------------------------------------------------------------------------------------------------------------------------
DeSoto Mills, Inc.    Wachovia Bank,      Cobb County,       033200109716         8/6/01           Accounts, General
                      N.A., as Agent        Georgia                                            Intangibles, rights under
                                                                                                Receivables Purchase and
                                                                                                Sale Agreement, Deposit
                                                                                                 Accounts, money, books
                                                                                               and records, and proceeds
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
--------------------------------------------------------------------------------------------------------------------------
Russell Financial     Wachovia Bank,        Alabama         B2001-30933FS         8/6/01           Accounts, General
  Services, Inc.      N.A., as Agent      Secretary of                                          Intangibles, Supporting
                                             State                                             Obligations, rights under
                                                                                                Receivables Purchase and
                                                                                                Sale Agreements, Deposit
                                                                                                 Accounts, money, books
                                                                                               and records, and proceeds
--------------------------------------------------------------------------------------------------------------------------
Russell Financial     Wachovia Bank,      Cobb County,       033200109715         8/6/01           Accounts, General
  Services, Inc.      N.A., as Agent        Georgia                                             Intangibles, Supporting
                                                                                               Obligations, rights under
                                                                                                Receivables Purchase and
                                                                                                Sale Agreements, Deposit
                                                                                                 Accounts, money, books
                                                                                               and records, and proceeds
--------------------------------------------------------------------------------------------------------------------------
Russell Financial     Wachovia Bank,       Tennessee          301-089644          8/6/01           Accounts, General
  Services, Inc.      N.A., as Agent      Secretary of                                          Intangibles, Supporting
                                             State                                             Obligations, rights under
                                                                                                Receivables Purchase and
                                                                                                Sale Agreements, Deposit
                                                                                                 Accounts, money, books
                                                                                               and records, and proceeds
--------------------------------------------------------------------------------------------------------------------------
     Russell         Thompson Tractor     Mississippi          01450813           7/17/00         Specified Equipment
  Corporation -         Co., Inc.         Secretary of
Jerzees Mossy Oak                            State
   Apparel Co.
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Leasing       Mississippi          01473623          10/23/00           Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell         Thompson Tractor     Mississippi,          00-775            7/5/00          Specified Equipment
  Corporation -         Co., Inc.         Clay County
Jerzees Mossy Oak
   Apparel Co.
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Leasing       Mississippi,         00-1289           10/23/00           Leased Equipment
   Corporation         Corporation        Clay County
--------------------------------------------------------------------------------------------------------------------------
  Russell Corp.        Pitney Bowes         Alabama          B96-37418FS          9/9/96            Leased Equipment
                    Credit Corporation    Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell         Thompson Tractor       Alabama          B96-47316FS         11/12/96         Specified Equipment
 Corporation - DC       Co., Inc.         Secretary of
      Mont.                                  State

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
--------------------------------------------------------------------------------------------------------------------------

     Russell         Thompson Tractor       Alabama          B96-50308FS          12/2/96         Specified Equipment
 Corporation - DC       Co., Inc.         Secretary of
      Mont.                                  State
--------------------------------------------------------------------------------------------------------------------------
     Russell          SunTrust Bank,        Alabama          B97-24882FS          6/11/97        Fixtures and Equipment
 Corporation and         Atlanta          Secretary of                                           relating to industrial
    Industrial                               State                                                    revenue bond
Development Board
  of the City of
 Ashland, Alabama
--------------------------------------------------------------------------------------------------------------------------
     Russell           Caterpillar          Alabama          B99-09151FS          3/3/99            Leased Equipment
   Corporation          Financial         Secretary of
                         Services            State
                       Corporation
--------------------------------------------------------------------------------------------------------------------------
     Russell          First Alabama         Alabama          B99-12512FS          3/23/99         Fixtures, Rights and
   Corporation      Bank (now Regions     Secretary of                                         Revenues relating to bond
                          Bank)              State
--------------------------------------------------------------------------------------------------------------------------
     Russell           Caterpillar          Alabama         B1999-25870FS         6/17/99           Leased Equipment
   Corporation          Financial         Secretary of
                         Services            State
                       Corporation
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile        Alabama         B1999-32512FS         8/4/99          Specified Equipment
   Corporation             LLC            Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile        Alabama         B1999-32513FS         8/4/99          Specified Equipment
   Corporation             LLC            Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell         EMC Corporation        Alabama         B1999-41255FS         10/4/99         Specified Equipment
   Corporation        Assignee: MLC       Secretary of
                       Group, Inc.           State
                       Assigned to
                     Wachovia Leasing
                       Corporation
--------------------------------------------------------------------------------------------------------------------------
     Russell            IBM Credit          Alabama         B2000-00677FS         1/5/00            Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Leasing         Alabama         B2000-03091FS         1/20/00           Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
--------------------------------------------------------------------------------------------------------------------------
     Russell         Schlafhorst Inc.       Alabama         B2000-09605FS         3/7/00          Specified Equipment
   Corporation                            Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell           Pitney Bowes         Alabama         B2000-09862FS         3/8/00            Leased Equipment
   Corporation      Credit Corporation    Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell            IBM Credit          Alabama         B2000-13880FS         4/6/00            Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Computer Sales        Alabama         B2000-14937FS         4/13/00           Leased Equipment
   Corporation        International,      Secretary of
                           Inc.              State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Computer Sales        Alabama         B2000-18412FS         5/8/00            Leased Equipment
   Corporation        International,      Secretary of
                           Inc.              State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Computer Sales        Alabama         B2000-26726FS         6/30/00           Leased Equipment
   Corporation        International,      Secretary of
                           Inc.              State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Computer Sales        Alabama         B2000-28545FS         7/17/00           Leased Equipment
   Corporation        International,      Secretary of
                           Inc.              State
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile        Alabama         B2000-33671FS         8/21/00         Specified Equipment
   Corporation             LLC            Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile        Alabama         B2000-33672FS         8/21/00         Specified Equipment
   Corporation             LLC            Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile        Alabama         B2000-33673FS         8/21/00         Specified Equipment
   Corporation             LLC            Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile        Alabama         B2000-33674FS         8/21/00         Specified Equipment
   Corporation             LLC            Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell         D & G Dyes, Inc.       Alabama         B2000-33854FS         8/22/00        All inventory sold to
   Corporation                            Secretary of                                          Debtor by Secured Party
                                             State                                                and all proceeds and
                                                                                                    products thereof
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Leasing         Alabama         B2000-41151FS        10/17/00           Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Leasing         Alabama         B2000-41152FS        10/17/00           Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Leasing         Alabama         B2000-46919FS         12/4/00           Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Leasing         Alabama         B2000-46921FS         12/4/00           Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Capital         Alabama         B2001-05109FS         2/6/01            Leased Equipment
   Corporation          Leasing -         Secretary of
                    Technology Finance       State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Capital         Alabama         B2001-05212FS         2/7/01            Leased Equipment
   Corporation          Leasing -         Secretary of
                    Technology Finance       State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Capital         Alabama         B2001-09815FS         3/13/01           Leased Equipment
   Corporation           Leasing          Secretary of
                    Technology Finance       State
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile        Alabama         B2001-29176FS         7/26/01         Specified Equipment
   Corporation             LLC            Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
  Russell Corp.        Caterpillar          Alabama         B2001-29433FS         7/27/01         Specified Equipment
                        Financial         Secretary of
                         Services            State
                       Corporation
--------------------------------------------------------------------------------------------------------------------------
     Russell        Russell Financial       Alabama         B2001-30932FS         8/06/01        Receivables, customer
   Corporation        Services, Inc.      Secretary of                                             agreements, goods,
                                             State                                             security for receivables,
                                                                                                 books and records, and
                                                                                                        proceeds
--------------------------------------------------------------------------------------------------------------------------
     Russell         Business Credit        Florida          970000055629         3/10/97         Specified Equipment
   Corporation           Leasing          Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell        Copy Products Co.       Florida          980000248264         11/6/98         Specified Equipment
   Corporation                            Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------

PAGE>

--------------------------------------------------------------------------------------------------------------------------

      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
--------------------------------------------------------------------------------------------------------------------------

    Russell          SunTrust Bank,        Judge of            175760            4/30/97            Real property,
 Corporation and         Atlanta            Probate,                                            improvements, fixtures,
  The Industrial                        Houston County,                                         equipment and leasehold
Development Board                           Alabama
  of the Town of
Columbia, Alabama
--------------------------------------------------------------------------------------------------------------------------
     Russell         Regions Bank as        Judge of            328642            6/9/98             Buildings and
   Corporation      Trustee, formerly       Probate,       (continuation of      (original       improvements to leased
                    First Alabama Bank     Montgomery       original file     filed 1/31/89,    realty, fixtures, rights
                                        County, Alabama     number 294349)       amendment       under Lease Agreement,
                                                                              filed 4/24/92,        Project Revenues
                                                                                   first
                                                                               continuation
                                                                               filed 9/7/93
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile        Judge of            65873             7/26/01         Specified Equipment
   Corporation             LLC           Probate, Pike
                                        County, Alabama
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Capital      Fulton County,     0602001002971         2/13/01         Specified Equipment
   Corporation           Leasing            Georgia
                    Technology Finance
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Capital      Fulton County,     0602001002972         2/13/01         Specified Equipment
   Corporation           Leasing            Georgia
                    Technology Finance
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Capital      Fulton County,     0602001002973         2/13/01         Specified Equipment
   Corporation           Leasing            Georgia
                    Technology Finance
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Leasing      Fulton County,     0602000005134         3/20/00         Specified Equipment
   Corporation         Corporation          Georgia
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Leasing      Fulton County,     0602000005074         3/20/00         Specified Equipment
   Corporation         Corporation          Georgia
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Leasing      Fulton County,     0602000001044         1/14/00         Specified Equipment
   Corporation         Corporation          Georgia
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Leasing      Fulton County,     0601999020368        10/20/99         Specified Equipment
   Corporation         Corporation          Georgia
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
--------------------------------------------------------------------------------------------------------------------------

  Russell Corp.          City of         Fulton County,     GED Book 3161,        8/9/96           State Bridge Road;
                       Alpharetta,          Georgia            Page 270                          property description:
                         Georgia                                                                    12-2970-0856-024
--------------------------------------------------------------------------------------------------------------------------
     Russell           Crown Credit         Muscogee         10695004422         10/19/95         Specified Equipment
   Corporation           Company        County, Georgia
--------------------------------------------------------------------------------------------------------------------------
     Russell           Crown Credit         Muscogee         10695004423         10/19/95         Specified Equipment
   Corporation           Company        County, Georgia
--------------------------------------------------------------------------------------------------------------------------
  Russell Corp.        Caterpillar       Barrow County,    007-2001-008219        7/27/01           Leased Equipment
                        Financial           Georgia
                         Services
                       Corporation
--------------------------------------------------------------------------------------------------------------------------
     Russell        Russell Financial     Cobb County,       033200109714         8/6/01         Receivables, customer
   Corporation        Services, Inc.        Georgia                                                agreements, goods,
                                                                                               security for receivables,
                                                                                                 books and records, and
                                                                                                        proceeds
--------------------------------------------------------------------------------------------------------------------------
     Russell           Development         Muscogee         106-95-005244        12/22/95         Documents, Goods,
   Corporation          Authority       County, Georgia                                           Fixtures, Minerals,
                          of                                                                            Proceeds
                    Columbus, Georgia
                        (Assignee:
                      Synovus Trust
                         Company)                                                                Continued on 12/15/00
                                                                                                   with continuation
                                                                                                     #106-00-003549
--------------------------------------------------------------------------------------------------------------------------
     Russell            Macpherson          Muscogee        106-96-001012         3/8/96            This filing was
   Corporation      Meistergram, Inc.   County, Georgia                                          terminated on 4/24/96
                                                                                                   with filing number
                                                                                                     106-96-001656
--------------------------------------------------------------------------------------------------------------------------
   The Russell        First American       Tennessee          961549999          11/27/96         Specified Equipment
   Corporation        National Bank       Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell          First American       Tennessee          982009178           1/29/98         Specified Equipment
Corporation d/b/a     National Bank       Secretary of
   Hubert Hodge                              State
   Printing Co.
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
--------------------------------------------------------------------------------------------------------------------------


   The Russell      Imation Financing      Tennessee          972064841           8/19/97           Leased Equipment
   Corporation           Services         Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Capital          Kansas            4572020            3/28/01           Leased Equipment
   Corporation           Leasing          Secretary of
                    Technology Finance       State
--------------------------------------------------------------------------------------------------------------------------


                  2. Debt under the Notes issued by the Borrower (the "1992 Notes"), pursuant to, and as defined in, the Note Agreements each dated as of December 1, 1992 (the "1992 Note Agreements"), in the original aggregate principal amount of $75,000,000 due August 31, 2002, the holders of which are Teachers Insurance and Annuity Association of America, AllState Life Insurance Company, Connecticut General Life Insurance Company, and Prudential Insurance Company of America ("Prudential").

                  3. Debt under the Notes issued by the Borrower (the "1995 Notes"), pursuant to, and as defined in, the Note Agreement dated as of December 7, 1995 (the "1995 Note Agreement"), in the original principal amount of $100,000,000 due November 30, 2008, the sole holder of which is Prudential.

                  4. Debt under the Notes issued by the Borrower (the "1997 Notes"), pursuant to, and as defined in, the Note Agreement dated as of August 28, 1997 (the "1997 Note Agreements"), in the original principal amount of $125,000,000 due August 28, 2007, the sole holder of which is Prudential.

                  5. Debt under any agreements ("Cash Management Agreements") between the Borrower or a Subsidiary, on the one hand, and any Cash Management Services Provider (as defined in the Guarantee and Collateral Agreement), on the other hand, pursuant to which such Cash Management Services Provider provides Cash Management Services (as defined in the Guarantee and Collateral Agreement).

                  6. Debt under the foreign exchange forward rate agreements provided to the Borrower by JPMorgan Chase Bank (formerly The Chase Manhattan
Bank) pursuant to the ISDA Master Agreement and Schedules dated as of July 24, 2001 (the "Chase Swaps").

                  7. Debt under the Guarantee Agreement, dated as of August 4, 2000, by the Borrower to SunTrust Bank ("SunTrust") of loans by SunTrust to Elasticos Centroamericanos Textiles, S.A. de C.V. (the "Elcatex Guarantee").

                  8. Debt of Russell Europe Limited in an amount of up to(pound)15.0 million owing to the Bank of Scotland, and the guaranty of such Debt by Russell Corporation.

                  9. Debt under the Intercompany Receivables Agreements.

                  10. Debt under Letters of credit issued from time to time by First Union National Bank for the account of one or more of the Borrower and its Subsidiaries and for the benefit of a supplier of the Borrower or a Subsidiary (the "First Union Letters of Credit").

                  11. Intercompany Debt owing by RUServicios, Sociedad Anonima to the Borrower, as evidenced by a promissory note in the principal amount of US$5,000,000.

                  12. Letters of Credit issued prior to the date hereof by SunTrust for the account of one or more of the Borrower and its Subsidiaries and for the benefit of a supplier of the Borrower or a Subsidiary (the "SunTrust Letters of Credit").

                  13. Amended and Restated Term Loan/Bankers' Acceptance Agreement dated as of January 31, 2002, between the Borrower and SunTrust (the "SunTrust Loan Agreement").

                  14. ISDA Master Agreement and Schedule dated as of June 19, 1995 (the "SunTrust/Russell Swap Agreement"), between Trust Company Bank (now SunTrust) and the Borrower.

                  15. Guarantee of obligations of the Borrower pursuant to the Guarantee and Collateral Agreement.

                  16. Debt under the Loan Documents.

                  17. Liens created in favor of Wachovia Bank, N.A., as Collateral Agent, pursuant to the Guarantee and Collateral Agreement and various mortgages executed in connection therewith, and the Debt secured thereby.

                                                                   SCHEDULE 5.18
                                        to Amended and Restated Credit Agreement


                             RESTRICTIVE AGREEMENTS



1.       The Loan Documents

2.       The 1992 Note Agreements

3.       The 1995 Note Agreements

4.       The 1997 Note Agreements

5.       The Elcatex Guarantee

6.       The Receivables Purchase Documents

7.       The SunTrust Loan Agreement

8. The Guarantee and Collateral Agreement, together with the mortgages and other agreements and documents relating thereto

9.       Operating Agreement of Frontier Yarns LLC

10. Shareholders' Agreement dated September 30, 1999 Between Russell do Brasil Ltda. and Companhia de Tecidos Norte de Minas - Coteminas

11. Marmot Mountain Ltd. Second Amended and Restated Stockholder Agreement dated August 28, 2001

12. The agreements evidencing the Permitted Sale Leasebacks may limit the ability of the Borrower to transfer or place liens upon the property subject thereto